Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

February 15, 2005

TABLE OF CONTENTS

SECTION 1A. THE MERGER
SECTION 1B. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
SECTION 1C. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

SECTION 1D. PAYMENT OF SHARES
SECTION 1E. COMPANY STOCK OPTIONS

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
2.1	Organization and Qualifications of the Company
2.2	Authority of the Company
2.3	Capital Stock
2.4	Real Property
2.5	Personal Property; Liens; Condition of Properties
2.6	Financial Statements; Undisclosed Liabilities
2.7	Taxes
2.8	Inventories
2.9	Absence of Certain Changes
2.10	Intellectual Property
2.11	Receivables
2.12	Contracts
2.13	Litigation
2.14	Compliance with Applicable Law
2.15	Insurance
2.16	Product Liability Matters
2.17	Finder’s and Broker’s Fees
2.18	Regulatory Matters
2.19	Related Parties; Absence of Questionable Payments
2.20	Employee Benefit Programs
2.21	Environmental Matters
2.22	Labor and Employment Matters
2.23	Customers, Distributors and Suppliers
2.24	Bank Accounts
2.25	Government Contracts
2.26	Books and Records
2.27	Ownership of Buyer Common Stock; Affiliates and Associates

2.28	Certain Business Practices
2.29	Powers of Attorney
2.30	Non-Foreign Status
2.31	Vote Required
2.32	Opinion of Financial Advisor
2.33	Company Bridge Notes
2.34	Disclosure

SECTION 3. COVENANTS OF THE COMPANY
3.1	Cooperation
3.2	Conduct of Business
3.3	Access
3.4	No Solicitation
3.5	Confidentiality
3.6	Tax Matters
3.7	Notice of Default
3.8	Employee Programs
3.9	Stockholders Consent
3.10	Restricted Securities
3.11	Releases
3.12	Net Operating Losses
3.13	Registration Rights
3.14	Company Stock Option Plans; 401(k) Plan
3.15	Note Amendment Agreements
3.16	Update of Disclosure Schedules

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER
4.1	Organization
4.2	Authority
4.3	Capitalization; Buyer Common Stock
4.4	Litigation
4.5	Securities Matters; Financial Statements
4.6	Finder’s Fees

SECTION 5. COVENANTS OF BUYER
5.1	Cooperation by Buyer and Merger Co.
5.2	Confidentiality
5.3	Merger Co.

SECTION 6. CONDITIONS TO CLOSING
6.1	Conditions to Buyer’s Obligations
6.2	Conditions to the Company’s Obligations

SECTION 7. TERMINATION PRIOR TO CLOSING
7.1	Termination

7.2	Effect on Obligations
7.3	Right to Proceed
7.4	Survival of Representations, Warranties and Covenants

SECTION 8. INDEMNIFICATION
8.1	Indemnification by the Shareholders
8.2	Limitations on Indemnification by Shareholders
8.3	Indemnification by Buyer
8.4	Limitations on Indemnification by Buyer
8.5	Notice; Defense of Claims

SECTION 9. MISCELLANEOUS
9.1	Law Governing; Consent to Jurisdiction
9.2	Notices
9.3	Entire Agreement; Third Party Beneficiaries
9.4	Assignability
9.5	Publicity and Disclosures
9.6	Captions and Gender
9.7	Monetary Amounts
9.8	Certain Definitions
9.9	Execution in Counterparts
9.10	Amendments; Waivers
9.11	Dispute Resolution
9.12	Fees and Expenses; Company Expenses
9.13	Equitable Relief
9.14	Further Assurances

SCHEDULES AND EXHIBITS

Schedules

Schedule 1C.1(g)	-	Company Scheduled Obligations
Schedule 2.4(b)	-	Leased Real Property
Schedule 2.5	-	Personal Properties; Liens; Conditions of Properties
Schedule 2.6(a)	-	Financial Statements
Schedule 2.6(c)	-	Liabilities
Schedule 2.6(e)	-	Indebtedness
Schedule 2.7	-	Taxes
Schedule 2.9	-	Absence of Certain Changes
Schedule 2.10(b)	-	Intellectual Property (Patents, Marks and Copyrights)
Schedule 2.10(c)	-	Intellectual Property Exceptions
Schedule 2.10(d)	-	Licenses Received
Schedule 2.10(e)	-	Licenses Granted
Schedule 2.12	-	Material Contracts
Schedule 2.13	-	Litigation
Schedule 2.14	-	Compliance with Applicable Laws
Schedule 2.15	-	Insurance
Schedule 2.16	-	Products
Schedule 2.17	-	Finder’s and Brokers Fee’s
Schedule 2.18	-	Regulatory Matters
Schedule 2.19	-	Transactions with Related Parties
Schedule 2.20	-	Employee Benefit Programs
Schedule 2.22(a)	-	Employees
Schedule 2.22(b)	-	Labor Issues; Compliance
Schedule 2.22(c)	-	Plant Closings; Layoffs
Schedule 2.23	-	Customers, Distributors and Suppliers
Schedule 2.24	-	Bank Accounts
Schedule 3.2	-	Pre-approved Activities
Schedule 3.11	-	Release Signatories
Schedule 4.2(c)	-	Buyer Consent
Schedule 6.1(d)	-	Consents and Notices
Schedule 6.1(h)	-	Permitted Debt
Schedule 6.1(l)	-	Dissenting Shares
Schedule 9.8	-	List of Investor Groups

Exhibits

Exhibit A	-	Escrow Agreement
Exhibit B	-	Company Share Ownership
Exhibit C	-	Form of Letter Agreement

Exhibit D	-	Form of Release of Capital Stock Equivalent Holders
Exhibit E	-	Form of Selling Shareholder Registration Rights Agreement
Exhibit F	-	Form of Note Amendment Agreement
Exhibit G	-	Form of General Release
Exhibit H	-	Form of Opinion of Company’s Counsel
Exhibit I	-	Form of Opinion of Buyer’s Counsel

v

AGREEMENT AND PLAN OF MERGER

AGREEMENT and PLAN OF MERGER (the “Agreement”), dated as of February 15, 2005, by and among (1) INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation (“Buyer”), (2) a Delaware corporation to be formed as a wholly owned subsidiary of Buyer as more fully described in Section 5.3 hereof (“Merger Co.”), and (3) ISCHEMIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”).  All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in Section 9.8 of this Agreement.

RECITALS

WHEREAS, the respective Boards of Directors of Buyer and the Company have approved the merger of Merger Co. with and into the Company (the “Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”) and subject to the terms and conditions set forth in this Agreement, holders of shares of common stock of the Company, par value, $0.001 per Share, (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time) and holders of the Company Preferred Stock (as defined in Section 9.8 hereof) (collectively with the Company Common Stock, the “Company Capital Stock”) will be entitled, subject to the terms and conditions hereof, to the right to receive such number of shares of common stock, par value $0.001 per share, of Buyer (the “Buyer Common Stock”) (such shares of Buyer Common Stock (as adjusted pursuant to Sections 1C.1(g) and 1C.1(h) hereof) being paid as consideration shall be referred to as the “Merger Consideration” (as further defined in Section 1C.1(g)); provided, however, that ten percent (10%) of the shares of common stock of Buyer to be paid as Merger Consideration will be set aside and deposited in escrow as described in Section 1A.5 hereof for the purpose of providing the indemnification and purchase price adjustment as and to the extent set forth in this Agreement (the “Escrow Shares”), twelve one-hundredths of one percent (0.12%) of the shares of the common stock of Buyer to be paid as Merger Consideration will be set aside and deposited in escrow as described in Section 1A.5 hereof for the purpose of reimbursing the expenses of the Indemnification Representative in accordance with the terms of the Escrow Agreement (the “Reimbursement Shares”), and certain other shares of the common stock of Buyer to be paid as Merger Consideration will be set aside and deposited in escrow as described in Section 1A.5 hereof for the purpose of the severance amount adjustments described in Section 1C.1(i) of this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the consideration to be paid in the Merger is fair to the holders of the Company Capital Stock (the “Company Stockholders”), and (B) the Merger is in the best interests of the Company and the Company Stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated or required by this Agreement (collectively, the “Transactions”), and has recommended approval and adoption by the Company Stockholders of this Agreement and the Transactions;

WHEREAS, the parties intend that the Merger be a tax free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and that this Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and –3(a); and

WHEREAS, Buyer, Merger Co. and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Buyer, Merger Co. and the Company hereby agree as follows:

SECTION 1A.                      THE MERGER.

1A.1  The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Merger Co. shall consummate the Merger pursuant to which (a) Merger Co. shall be merged with and into the Company and the separate corporate existence of Merger Co. shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware and the DGCL, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  Except as otherwise provided in the Certificate of Merger (as defined in Section 1A.2 hereof), the Certificate of Incorporation of Merger Co. (the “Merger Co. Charter”), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.  Except as otherwise provided in the Certificate of Merger, the Bylaws of Merger Co. (the “Merger Co. Bylaws”), as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

1A.2  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable (and in any event, within two (2) business days) after all of the conditions set forth in Section 6 of this Agreement shall have been satisfied or, if permissible, waived, the parties will file a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL in order to effect the Merger.  The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Merger Co. and the Company agree and specify in the Certificate of Merger (the time the Merger becomes effective being herein referred to as the “Effective Time”).

1A.3  Effect of the Merger.  The Merger shall have the effects specified in Section 259 of the DGCL.

1A.4  Closing.  If this Agreement has not been earlier terminated in accordance with Section 7, the closing of the transactions contemplated hereby (the “Closing”) shall take place on March 14, 2005, by which date all of the conditions set forth in Section 6 hereof shall be fulfilled or waived (the “Closing Date”), at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to by the parties hereto.

1A.5  Escrow.

(a)                                  On the Closing Date, Buyer shall deliver to the Escrow Agent (as defined in the Escrow Agreement attached as Exhibit A hereto) a certificate (issued in the name of the Escrow Agent or its nominee) representing (i) the Escrow Shares for the purpose of satisfying the indemnification obligations set forth in Section 8.1 of this Agreement and the purchase price adjustment provisions set forth in Section 1C.1(h) of this Agreement, (ii) the Escrowed Severance Shares for the purpose of satisfying the provisions set forth in Section 1C.1(i) of this Agreement, and (iii) the Reimbursement Shares for the purpose of reimbursing the expenses of the Indemnification Representative in accordance with the terms of the Escrow Agreement.  The Escrow Shares, the Escrowed Severance Shares and the Reimbursement Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof.  The Escrow Shares, the Escrowed Severance Shares and the Reimbursement Shares together shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

(b)                                 The adoption and approval of this Agreement and the Transactions by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares, the Escrowed Severance Shares and the Reimbursement Shares in escrow and the appointment of the Indemnification Representative (as defined in the Escrow Agreement and as designated in Section 1C.3(a) hereof).  The Company agrees to describe and disclose the arrangements contemplated by this Section 1A.5 as required under applicable law to the Company Stockholders in connection with the pursuit of such Company Stockholders’ approval and adoption of this Agreement and the Merger.

SECTION 1B.                        DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

1B.1  Directors of the Surviving Corporation.  The directors of Merger Co. immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1B.2  Officers of the Surviving Corporation.  The officers of Merger Co. immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

1B.3  Resignations.  The Company will deliver to Buyer, on the Closing Date, resignations from each officer (as to his or her position as an officer of the Company, but not as to his or her employment by the Company) and director of the Company.

SECTION 1C.                        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

1C.1  Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder or any holder of any shares of capital stock of Merger Co.:

(a)                                  Each issued and outstanding share of Company Capital Stock held by the Company as a treasury share and each issued and outstanding share of Company Capital Stock owned by Buyer or Merger Co. immediately prior to the Effective Time, shall be cancelled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

(b)                                 Each share of Company Series D Preferred Stock (“Series D Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time, solely into the right to receive the number of shares of Buyer Common Stock having a Value (determined in accordance with Section 1C.1(g) hereof) equal to the liquidation preference (determined in accordance with the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”)) of such share of Series D Preferred Stock immediately prior to the Effective Time, it being understood that if there are insufficient Buyer Shares in the Merger Consideration to satisfy this requirement then the Buyer Common Stock into which each share of Series D Preferred Stock shall be converted hereby shall be reduced pari passu with all other shares of Series D Preferred Stock; it being further understood that ten percent (10%) of such shares of Buyer Common Stock shall be deemed Escrow Shares, twelve one-hundredths of one percent (0.12%) of such shares of Buyer Common Stock shall be deemed Reimbursement Shares and certain other shares designated Escrowed Severance Shares (in accordance with Section 1C.1(i)), shall be delivered by Buyer to the Escrow Agent (as contemplated by Section 1A.5 hereof) and shall be held in escrow as contemplated by this Agreement and the Escrow Agreement.

(c)                                  For purposes of this Section 1C.1, the term “Remaining Merger Consideration” means the aggregate number of  shares of Buyer Common Stock representing the Merger Consideration minus the sum of (I) the number of shares of Buyer Common Stock issued in connection with the conversion of any preceding class of preferred stock of the Company (e.g., Class D precedes all other classes and Class C and Class B, together, precede Class A)(including the Escrow Shares issued in conversion thereof and placed in escrow pursuant to Section 1A.5 hereof), (II) the aggregate number of fractional shares of Buyer Common Stock which otherwise would have been issued in connection with such conversion but for which cash was instead paid pursuant to Section 1D.1(d) hereof, and (III) the number of shares of Buyer Common Stock that would otherwise be issued in exchange for the shares of such preceding classes of shares that are Dissenting Shares (as defined in Section 1C.2 hereof) at the Effective Time; and the term “Series B and C Aggregate Liquidation Amount” shall mean the aggregate liquidation preferences (determined in accordance with the Company Charter) immediately prior to the Effective Time for all Series B Preferred Stock and Series C Preferred Stock as defined in this Section 1C.1(c) issued and outstanding immediately prior to the

Effective Time.  If the Series B and C Aggregate Liquidation Amount is an amount greater than the Remaining Merger Consideration, then the Buyer Common Stock into which each share of Series B Preferred Stock and Series C Preferred Stock shall be converted pursuant to Sections 1C.1(c)(i) – 1C.1(c)(ii) below shall be reduced pari passu (based on the liquidation preference immediately prior to the Effective Time) with all other shares of Series B Preferred Stock and Series C Preferred Stock.

(i)                                     Each share of Company Series C Preferred Stock (“Series C Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time solely into the right to receive the number of shares of Buyer Common Stock having a Value (determined in accordance with Section 1C.1(g) hereof) equal to the liquidation preference (determined in accordance with the Company Charter) for such share of Series C Preferred Stock immediately prior to the Effective Time, it being understood that ten percent (10%) of such shares of Buyer Common Stock shall be deemed Escrow Shares, twelve one-hundredths of one percent (0.12%) of such shares of Buyer Common Stock shall be deemed Reimbursement Shares and certain other shares designated Escrowed Severance Shares (in accordance with Section 1C.1(i)), shall be delivered by Buyer to the Escrow Agent (as contemplated by Section 1A.5 hereof) and shall be held in escrow as contemplated by this Agreement and the Escrow Agreement.

(ii)                                  Each share of Company Series B Preferred Stock (“Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time,  solely into the right to receive the number of shares of Buyer Common Stock having a Value (determined in accordance with Section 1C.1(g) hereof) equal to the liquidation preference (determined in accordance with the Company Charter) for such share of Series B Preferred Stock immediately prior to the Effective Time, it being understood that ten percent (10%) of such shares of Buyer Common Stock shall be deemed Escrow Shares, twelve one-hundredths of one percent (0.12%) of such shares of Buyer Common Stock shall be deemed Reimbursement Shares and certain other shares designated Escrowed Severance Shares (in accordance with Section 1C.1(i)), shall be delivered by Buyer to the Escrow Agent (as contemplated by Section 1A.5 hereof) and shall be held in escrow as contemplated by this Agreement and the Escrow Agreement.

(iii)                               If, taking into account all shares of Buyer Common Stock to be issued pursuant to Section 1C.1(b) and (c)(i)-(ii), there is any Remaining Merger Consideration, then each share of Company Series A Preferred Stock (“Series A Preferred Stock)” issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time, solely into the right to receive the number of shares of Buyer Common Stock having a Value (determined in accordance with Section 1C.1(g) hereof) equal to the liquidation preference (determined in accordance with the Company Charter) for such share of Series A

Preferred Stock immediately prior to the Effective Time, it being understood that if there are insufficient Buyer Shares in the Merger Consideration to satisfy this requirement, that the Buyer Common Stock into which each share of Series A Preferred Stock shall be converted hereby shall be reduced pari passu with all other shares of Series A Preferred Stock; and it being further understood that 10% of such shares of Buyer Common Stock shall be deemed Escrow Shares, twelve one-hundredths of one percent (0.12%) of such shares of Buyer Common Stock shall be deemed Reimbursement Shares and certain other shares designated Escrowed Severance Shares (in accordance with Section 1C.1(i)), shall be delivered by Buyer to the Escrow Agent (as contemplated by Section 1A.5 hereof) and shall be held in escrow as contemplated by this Agreement and the Escrow Agreement.

(d)                                 Each share of Company Common Stock, and together with the Series D Preferred Stock, Series C Preferred Stock, and Series B Preferred Stock (the “Company Participating Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time solely into the right to receive (subject to Section 1D.1(d) hereof) the number of shares of Buyer Common Stock equal to the remaining amount of the Remaining Merger Consideration, if any, divided by a number equal to (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Company Common Stock into which the Company Participating Preferred Stock issued and outstanding immediately prior to the Effective Time is convertible (as converted to Company Common Stock in accordance with the Company Charter); provided, that each share of Series C Preferred Stock shall not convert into the right to receive shares of Buyer Common Stock having a Value greater than two (2) times the Original Issue Price (determined in accordance with the Company Charter) of the Series C Preferred Stock and each share of Series B Preferred Stock shall not convert into the right to receive shares of Buyer Common Stock having a Value greater than three (3) times the Original Issue Price (determined in accordance with the Company Charter) of the Series B Preferred Stock, it being understood that ten percent (10%) of any such amount shall be deemed Escrow Shares, twelve one-hundredths of one percent (0.12%) of such shares of Buyer Common Stock shall be deemed Reimbursement Shares and certain other shares designated Escrowed Severance Shares (in accordance with Section 1C.1(i)), shall be delivered by Buyer to the Escrow Agent (as contemplated by Section 1A.5 hereof) and shall be held in escrow as contemplated by this Agreement and the Escrow Agreement.

(e)                                  Each share of common stock, par value $.001 per share, of Merger Co. (the “Merger Co. Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”).

(f)                                    All shares of Company Capital Stock, when converted as provided in this Section 1C.1, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (“Certificate”) previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration to which it is entitled in accordance with Sections 1C.1 and 1D.1(d). The holders of Certificates previously evidencing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Capital Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 1D hereof, shall only represent the right to receive for their shares of Company Capital Stock, shares of Buyer Common Stock and cash (in lieu of fractional shares of Buyer Common Stock), in accordance with Sections 1C.1 and 1D.1(d).

(g)                                 For purposes of this Agreement, the “Merger Consideration” shall be equal to that number of fully paid and non-assessable shares of Buyer Common Stock (the “Buyer Shares”) equal to the quotient of (A) the Purchase Price Amount divided by (B) the average closing prices for the twenty (20) most recent days that the Buyer Common Stock has traded ending on the second trading day prior to the date on which the Effective Time occurs (the “Value”). For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Purchase Price Amount” shall equal (A) $24,000,000, minus (B) the aggregate Value of the shares of Buyer Common Stock to be issued by Buyer to the holders of Company Bridge Notes as contemplated by Section 6.1(n), minus (C) the Company Allocation, minus (D) the Company Accruals.

“Company Allocation” shall equal (A) (i) the aggregate amount of the Company Scheduled Obligations unpaid at the Effective Time less (ii) the amount of the Company’s cash and cash equivalents immediately prior to the Effective Time, net of outstanding checks, (as set forth  on Schedule 1C.1(g))  divided by (B) two (2); provided, however, that the Company Allocation shall not be less than $1,584,852.

“Company Scheduled Obligations” shall equal those actual, contingent or potential amounts pertaining to the Company or the Surviving Company set forth on Schedule 1C.1(g) as Company Scheduled Obligations, as such Schedule is updated prior to the Effective Time as contemplated by this Section 1C.1(g)

“Company Accruals” shall equal those accrued amounts pertaining to the Company or the Surviving Company as set forth in Schedule 1C.1(g) as Company Accruals, as such Schedule is updated prior to the Effective Time as contemplated by this Section 1C.1(g).

At least seven (7) business days prior to the Closing, the Company’s Chief Executive Officer and Controller shall deliver to Buyer and Merger Co. a certified good faith estimate of the Company Allocation (including the Company Scheduled Obligations and Company Accruals) together with supporting documentation for such estimates and any additional information reasonably requested by Buyer and Merger Co. In the event that Buyer and Merger Co. agree with the estimates set forth in such certificate, the Buyer shall so notify the Company and the Company Allocation and Company Accruals set forth therein shall be deemed to be finally determined.  In the event that Buyer and Merger Co. disagree with any of such good faith estimates of the

Company Allocation and Company Accruals set forth on such certificate, the Buyer shall notify the Company within three (3) business days of receipt thereof and the parties shall thereafter negotiate in good faith to resolve any disagreement.  Upon mutual reconciliation by the parties of the appropriate amounts to be attributed to the Company Allocation and/or Company Accruals, such amounts shall be deemed to be finally determined for purposes of setting such amounts at the Closing (such amount the “Initial Company Allocation”) (but which remain subject to potential further adjustment pursuant to Section 1C.1(h)).

(h)                                 (i) Within thirty (30) days following the Closing Date, Buyer shall prepare and deliver to the Indemnification Representative a statement of Company Allocation as of immediately prior to the Closing (the “Closing Statement”).  The Indemnification Representative shall have ten (10) business days following its receipt of the Closing Statement (the “Review Period”) to review the same.  On or before the expiration of the Review Period, the Indemnification Representative shall deliver to Buyer a written statement accepting or objecting to the calculation of Company Allocation and/or Company Accruals set forth on the Closing Statement.  In the event that the Indemnification Representative shall object to the Closing Statement, such statement shall include a detailed itemization of the Indemnification Representative’s objections and the reasons therefor.  If the Indemnification Representative does not deliver such statement to Buyer within the Review Period, the Indemnification Representative, on behalf of all Company Stockholders, shall be deemed to have accepted the Closing Statement.

(ii)                                  In the event that the Indemnification Representative shall accept or shall be deemed to have accepted the Closing Statement as prepared and delivered by Buyer, the Company Allocation and/or Company Accruals set forth on the Closing Statement shall constitute the “Final Company Allocation” for purposes of determining any adjustment to the Purchase Price Amount and the Merger Consideration.  In the event, however, that the Indemnification Representative shall object to the Closing Statement within the Review Period, Buyer and the Indemnification Representative shall promptly meet and in good faith attempt to resolve such objections.  Any such objections which cannot be resolved between Buyer and the Indemnification Representative within thirty (30) days following the Buyer’s receipt of the Indemnification Representative’s statement of objections shall be resolved in accordance with Section 1C.1(h)(iii).  The Company Allocation and/or Company Accruals set forth on the Closing Statement, as adjusted to reflect any adjustments agreed upon by the parties, as deemed accepted under Section 1C.1(h)(i) or as determined in accordance with Section 1C.1(h)(iii), shall constitute the “Final Company Allocation” for purposes of determining any adjustment to the Purchase Price Amount and the Merger Consideration.

(iii)                               Should the Indemnification Representative and Buyer not be able to resolve such objections as may be raised with respect to the Closing Statement, within the thirty (30) day period described in Section 1C.1(h)(ii), either party may submit the matter to a nationally recognized accounting firm mutually reasonably agreed to by the parties (the “Arbitrator”) for review and resolution, with instructions to complete the same as promptly as practicable, but in any event within thirty (30) days of its engagement, and to make any calculations in accordance with this Agreement.  The Buyer and the indemnification

Representative shall furnish to the Arbitrator such work papers and other documents and information relating to the disputed issues as the Arbitrator may reasonably request and are available to such party, and shall be afforded the opportunity to present to the Arbitrator any material relating to the determination and to discuss the determination with the Arbitrator, subject to appropriate confidentiality undertakings and subject to applicable law.  The fees and costs of the Arbitrator, if one is required, shall be borne proportionally by the stockholders (together as a group) of the Company (and payable out of the Escrow Shares) and Buyer, on the basis, for each such party, of the ratio of the positive difference between the amount submitted by such party and the determination made by the Arbitrator to the difference between the amounts submitted by each party.

(iv)                              In the event that (i) the Final Company Allocation is greater than the Initial Company Allocation (the amount obtained by subtracting the Initial Company Allocation from the Final Company Allocation being referred to herein as the “Company Allocation Shortfall”), within five (5) Business Days of the determination of the Final Company Allocation, the Escrow Agent shall pay to Buyer from the Escrow Shares a number of shares of Buyer Common Stock having a Value equal to the Company Allocation Shortfall.

(i)                                     For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Escrowed Severance Shares” shall mean shares of Buyer Common Stock consisting of Merger Consideration having a Value equal to one-half of the Fixed Severance Amounts.

“Fixed Severance Amount” shall mean aggregate amounts listed next to the items “One Half Accrued PTO” and “One Half Severance plan current obligations (excluding Mr. Dominici)” on Schedule 1C.1(g), as determined as of the Closing.

Within 300 days following the Closing Date, Buyer shall prepare and deliver to the Indemnification Representative a statement (“Severance Statement”) of the aggregate severance obligations and PTO obligations (including any such amounts that have been paid by Buyer or the Surviving Company, regardless of the form of payment, and inclusive of any actual time taken by employees as “PTO” while employed by Buyer or the Surviving Company) that have been paid by, or are then-current liabilities of, the Buyer or the Surviving Company with respect to persons who (1) were employees of the Company and (2) are not employees of the Buyer or the Surviving Company as of the date 270 days following the Closing Date (“Severance Amounts”).   The Indemnification Representative shall have ten (10) business days following its receipt of the Severance Statement to review the same.  On or before the expiration of such period, the Indemnification Representative shall deliver to Buyer a written statement accepting or objecting to the calculation of the Severance Amounts set forth on the Severance Statement.  In the event that the Indemnification Representative shall object to the Severance Statement, such statement shall include a detailed itemization of the Indemnification Representative’s objections and the reasons therefore.  If the Indemnification Representative does not deliver such statement to Buyer within such 10 business day period, the Indemnification Representative, on behalf of all Company Stockholders, shall be deemed to have accepted the Severance Statement and the Severance Amounts.  In the event that the Indemnification Representative shall accept or shall be deemed to have accepted the Severance Statement as prepared and delivered by Buyer, the Severance Amounts set forth on the Severance Statement shall constitute the “Final Severance Amount” for purposes of determining the treatment of the Escrowed Severance Shares.  In the event, however that the Indemnification Representative shall object to the Severance Statement within the 10 business day period, Buyer and the Indemnification Representative shall promptly meet and in good faith attempt to resolve such objections, and such resolution shall constitute the “Final Severance Amount”.

In the event that the Final Severance Amount is less than or equal to the Fixed Severance Amount, then, within five (5) business days of the determination of the Final Severance Amount, the Escrow Agent shall pay to the Indemnification Representative all of the Escrowed Severance Shares.  In the event that the Final Severance Amount is greater than the Fixed Severance Amount, then, within five (5) business days of the determination of the Final Severance Amount, the Escrow Agent shall pay to the Indemnification Representative the number of  Escrowed Severance Shares equal to the following formula:

Number of Escrowed Severance Shares to Indemnification Representative	=	total Escrowed Severance Shares	X	(2 – (Final Severance Amount/ Fixed Severance Amount))

and the Escrow Agent shall immediately thereafter pay to Buyer the remaining number of Escrowed Severance Shares; provided, however, that in the event the Final Severance Amount is more than twice the Fixed Severance Amount, then the Escrow Agent shall pay all of the Escrowed Severance Shares to the Buyer.

1C.2  Appraisal Rights.

(a)                                  Notwithstanding anything in this Agreement to the contrary, any shares of Company Capital Stock (collectively, the “Dissenting Shares”) that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who have not consented in the Written Consent (as defined in Section 3.9) in favor of the adoption and approval of this Agreement and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (the “Appraisal Rights Provisions”) will not be converted as described in Section 1C.1, but will thereafter constitute only the right to receive payment of the fair value of such shares of Company Capital Stock in accordance with the Appraisal Rights Provisions; provided, however, that all shares of Company Capital Stock held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and retired and to have been converted, as of the Effective Time, into the right to receive the applicable Merger Consideration, without interest, in the manner provided in Section 1C.1.  Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, if Buyer, Merger Co. or the Company abandon or are finally enjoined or prevented from carrying out, or the stockholders rescind their adoption and approval of, this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.  The Company shall give Buyer and Merger Co. prompt notice of any demands received by the Company for the exercise of appraisal rights with respect to shares of Company Stock and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Buyer (which consent shall not be unreasonably withheld), make any payment with respect to, or settle or offer to settle, any such demands.

(b)                                 Each dissenting stockholder who becomes entitled under the DGCL to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the DGCL), and such shares of Company Stock shall be canceled.

1C.3  Indemnification Representative.

(j)                                     Appointment.  In the event the Company Stockholders adopt this Agreement and approve the Merger, effective upon such vote and without any further action by the Company Stockholders, the Company, Buyers and, by their adoption of this Agreement and approval of the Merger, the Company Stockholders hereby appoint Robert Dominici as agent and attorney-in-fact (the “Indemnification Representative”) for each Company Stockholder receiving Buyer Shares in the Merger, for and on behalf of such Company Stockholders.  The Indemnification Representative shall have full power and authority to represent all of such Company Stockholders and their successors with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Indemnification Representative hereunder and thereunder shall be binding upon all such Company Stockholders and their successors as if expressly confirmed and ratified in writing by each of them and no such Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.  The Indemnification Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement and the Escrow Agreement for and on behalf of such Company Stockholders, as fully as if the Company Stockholders were acting on their own behalf, including, without limitation, executing the Escrow Agreement as Indemnification Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the Indemnification Representative or any such Company Stockholder, interpreting all of the terms and provisions of this Agreement and the Escrow Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement as provided for herein and therein for all out-of-pocket fees and expenses and other obligations of or incurred by the Indemnification Representative in connection with this Agreement and the Escrow Agreement, defending all indemnity claims against the Escrow Fund pursuant to Section 8 (an “Indemnity Claim”), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Buyer and its agents regarding such claims, dealing with Buyer and the Escrow Agent under this Agreement and the Escrow Agreement with respect to all matters arising under this Agreement and the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other agents in connection with the foregoing matters.  Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such Company Stockholders and such successors.  Notwithstanding the foregoing, each Company Stockholder shall have the right to exercise any voting rights appertaining to the Buyer Shares held in the Escrow Fund on behalf of such Company Stockholder.

(k)                                  Authorization.  The Indemnification Representative shall be authorized, on its and the Company Stockholders’ (other than Company Stockholders holding Dissenting Shares) behalf (and by their adoption of this Agreement and approval of the Merger, such Company Stockholders shall be deemed to have authorized the Indemnification Representative), to, subsequent to the Effective Time:

(i)                                     Receive all notices or documents given or to be given to any of the Company Stockholders by Buyer pursuant hereto or to the Escrow Agreement or in connection herewith or therewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement or the Escrow Agreement;

(ii)                                  Engage counsel, and such accountants and other advisors and incur such other expenses on behalf of the Company Stockholders in connection with this Agreement or the Escrow Agreement and the transactions contemplated hereby or thereby as the Indemnification Representative may in his sole discretion deem appropriate; and

(iii)                               Take such action on behalf of any of the Company Stockholders as the Indemnification Representative may in its sole discretion deem appropriate in respect of:

(A)                              any action that the Indemnification Representative or any of the Company Stockholders is authorized to take under this Agreement or the Escrow Agreement;

(B)                                receiving all documents or certificates and making all determinations, on behalf of any of the Company Stockholders, required under this Agreement or the Escrow Agreement;

(C)                                all such other matters as the Indemnification Representative may in its sole discretion deem necessary or appropriate to consummate the Escrow Agreement and the transactions contemplated thereby; and

(D)                               all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the defense and/or settlement of any claims for which indemnification is sought pursuant to Section 8 and any waiver of any obligation of Buyer or the Surviving Company.

All actions, decisions and instructions of the Indemnification Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder nor any other Person shall have any claim or cause of action against the Indemnification Representative as such, and the Indemnification Representative, as such, shall have no liability to any Company Stockholder nor any other Person, for any action taken, decision made or instruction given by the Indemnification Representative in connection with the Escrow Agreement or this Agreement, except in the case of its own gross negligence or willful misconduct.  Notwithstanding the foregoing, the preceding sentence shall have no impact on the liability of the Indemnification Representative to any Person in any capacity other than as Indemnification Representative (e.g. Company, Stockholders, Director or Officer of the Company, etc.)

(l)                                     Indemnification of Indemnification Representative.  The Indemnification Representative shall incur no liability to the Company Stockholders, any Buyer Indemnified Party or the Escrow Agent or any other person with respect to any action taken or suffered by it in reliance upon any note, direction, instruction, consent, statement or other documents reasonably believed by the Indemnification Representative to be genuine or duly authorized, nor for other action or inaction taken or omitted in good faith in connection herewith or pursuant to the Escrow Agreement, in any case except for liability to the Company Stockholders for its own gross negligence or willful misconduct.  The Indemnification Representative shall be indemnified by the Company Stockholders for and shall be held harmless against any loss, liability or expense incurred by the Indemnification Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, or representatives or controlling persons, in each case relating to the Indemnification Representative’s conduct as Indemnification Representative, other than such losses, liabilities or expenses resulting from the Indemnification Representative’s gross negligence or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement.  This indemnification shall survive the termination of this Agreement.  The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid initially, out of the Reimbursement Fund and then, once the Reimbursement Fund is depleted, by the Company Stockholders pro rata in accordance with amounts of Merger Consideration received by each Company Stockholder.  The Indemnification Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Indemnification Representative in accordance with such advice, the Indemnification Representative shall not be liable to the Company Stockholders, any Buyer Indemnified Party or the Escrow Agent or any other person, except as expressly provided in the Escrow Agreement.  In no event shall the Indemnification Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages, or (ii) any amounts other than those that are satisfied out of the Escrow Fund.

(m)                               Reasonable Reliance.  In the performance of his duties hereunder, the Indemnification Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Company Stockholder or Buyer.  The Indemnification Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

(n)                                 Attorney-in-Fact.

(i)                                     The Indemnification Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Company Stockholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Indemnification Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Escrow Agreement.

(ii)                                  This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Company Stockholder, by operation of law, whether by such Company Stockholder’s death, disability protective supervision or any other event.  Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Company Stockholder hereby renounces its, his or her right to renounce this power of attorney unilaterally any time prior to the termination of the Escrow Agreement.

(iii)                               Each Company Stockholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Indemnification Representative taken in good faith under the Escrow Agreement.

(iv)                              Notwithstanding the power of attorney granted in this Section 1C.3, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Company Stockholders having signed or given such directly instead of the Indemnification Representative.

(o)                                 Liability.  If the Indemnification Representative is required by the terms of the Escrow Agreement to determine the occurrence of any event or contingency, the Indemnification Representative shall, in making such determination, be liable to the Company Stockholders only for his proven gross negligence or willful misconduct as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business.  In determining the occurrence of any such event or contingency, the Indemnification Representative may request from any of the Company Stockholders or any other person such reasonable additional evidence as the Indemnification Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Company Stockholders, and the Indemnification Representative shall not be liable to any Company Stockholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him.

(p)                                 Orders.  The Indemnification Representative is authorized, in his sole discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Escrow Fund.  If any portion of the Escrow Fund is disbursed to the Indemnification Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Indemnification Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Indemnification Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Company Stockholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(q)                                 Removal of Indemnification Representative; Authority of Successor Indemnification Representative.  Company Stockholders who in the aggregate hold at least a majority of the interests in the Escrow Fund shall have the right at any time during the term of the Escrow Agreement to remove the then-acting Indemnification Representative and to appoint a successor Indemnification Representative; provided, however, that neither such removal of the then acting Indemnification Representative nor such appointment of a successor Indemnification Representative shall be effective until the delivery to the Escrow Agent of executed counterparts of a writing signed by each such Company Stockholder with respect to such removal and appointment, together with an acknowledgment signed by the successor Indemnification Representative appointed in such writing that he or she accepts the responsibility of successor Indemnification Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Indemnification Representative.  Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representative, and the term “Indemnification Representative” as used herein and in the Escrow Agreement shall be deemed to include any interim or successor Indemnification Representative.

(r)                                    Irrevocable Appointment.  Subject to Section 1C.3(h), the appointment of the Indemnification Representative hereunder is irrevocable and any action taken by the Indemnification Representative pursuant to the authority granted in this Section 1C.3 shall be effective and absolutely binding on each Company Stockholder notwithstanding any contrary action of, or direction from, any Company Stockholder, except for actions taken by the Indemnification Representative which are in bad faith.

(s)                                  Buyer’s Reliance.  Buyer shall not be obliged to inquire into the authority of the Indemnification Representative, and Buyer shall be fully protected in dealing with the Indemnification Representative in good faith.  Except as specifically provided in the foregoing sentence, Buyer is not an intended third party beneficiary of this Section 1C.3, and is not entitled to enforce or seek to enforce any provision of this Section 1C.3 against the Indemnification Representative, the Company or any Company Stockholder.

(t)                                    Binding Appointment.  The provisions of this Section 1C.3 shall be binding upon each Company Stockholder (other than Company Stockholders holding Dissenting Shares) and the executors, heirs, legal representatives and successors of each such Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to such Company Stockholder’s or Company Stockholders’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

(u)                                 Applicability to Series E Note Holders.  The Company Stockholders, the Company, Buyer and the Indemnification Representative acknowledge that, as and to the extent contemplated by those certain Note Amendment Agreements referred to in Section 6.1(n) hereof, the provisions of this Section 1C.3 shall apply with respect to those Company Stockholders party to the Note Amendment Agreements as to the Buyer Shares received pursuant thereto upon the consummation of the Merger.

(v)                                 Disclosure.  The Company shall fully and completely disclose the proposed appointment of the Indemnification Representative, as well as the provisions of this Section 1C.3, to the Company Stockholders in connection with their consideration of this Agreement and the Merger and each Company Stockholder, by virtue of the approval and adoption of this Agreement and the Merger (or, by execution of a Note Amendment Agreement, as applicable) is consenting to this Section 1C.3.

SECTION 1D.                       PAYMENT OF SHARES.

1D.1  Payment for Shares of Company Common Stock.

(a)                                  Promptly after the Effective Time (but in any event within five (5) business days after the Effective Time), Buyer shall cause the designated exchange agent (the “Exchange Agent”) to mail to each holder of record (based upon addresses set forth on Exhibit B solely for such purposes through the Closing Date) of a Certificate or Certificates of Company Capital Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock and cash (in lieu of fractional shares of Buyer Common Stock). Upon surrender of a Certificate for cancellation to Buyer together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Buyer Common Stock (less such holders respective portion of the Escrow Shares) to which such holder shall be entitled and/or (y) a check representing the amount of cash (in lieu of fractional shares, if any) plus the amount of any dividends, or distributions, if any, pursuant to paragraph (b) below, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash or on the dividend or distribution, if any, payable to holders of Certificates pursuant to this Section 1D.1. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a Certificate representing the proper number of shares of Buyer Common Stock, together with a check for the cash, if any, to be paid in lieu of fractional shares of Buyer Common Stock plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (b) below, may be issued to such a transferee if the Certificate representing shares of such Company Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(b)                                 Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Buyer Common Stock shall be paid with respect to any shares of Company Capital Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Buyer Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock, less the amount of any withholding taxes which may be required thereon.

(c)                                  At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Buyer Common Stock and cash (in lieu of fractional shares), in accordance with this Section 1D.1.

(d)                                 No fractional shares of Buyer Common Stock shall be issued pursuant hereto.  In lieu of the issuance of any fractional share of Buyer Common Stock pursuant to Section 1C.1, each holder of Company Capital Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average per share closing price of a share of Buyer Common Stock as reported on the American Stock Exchange (“AMEX”) over the twenty (20) trading days  immediately preceding the date on which the Effective Time occurs by (ii) the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive under this Section 1C.1.

(e)                                  None of Buyer, Merger Co., the Company, the Surviving Corporation or any other person shall be liable to any former holder of shares of Company Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and cash in lieu of fractional shares (plus, to the extent applicable, dividends and distributions payable pursuant to Section 1D.1(b)).

SECTION 1E.                         COMPANY STOCK OPTIONS.

Any option to purchase shares of Company Capital Stock (collectively, the “Options”) that is outstanding and unvested immediately prior to the Effective Time shall (i) if granted under the Company’s Equity Incentive Plan (the “Plan”), become fully vested and exercisable as of the Effective Time, and terminate as of the Effective Time and (ii) if not granted under the Plan, terminate as of the Effective Time in accordance with its terms.  The Merger Consideration to be received for shares receivable upon exercise of Options as of the Effective Time shall be treated as compensation by the Company and shall be net of any applicable federal, state or local withholding tax.

SECTION 2.                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to Buyer and Merger Co. the representations and warranties contained in this Section 2, and each such representation and warranty shall be true, correct and complete, except as set forth in the corresponding section of the disclosure schedule of the Company accompanying this Agreement (the “Disclosure Schedule”) which will contain the Schedules described in this Section 2 and be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

2.1                                 Organization and Qualifications of the Company.

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  The copies of the Amended and Restated Certificate of Incorporation and bylaws of the Company (the “Company Organizational Documents”), each as amended to date, and previously made available to Buyer’s counsel, are complete and correct, and no amendments thereto are pending.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which the nature of this business or the ownership or leasing of its properties requires such qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the assets, liabilities, business, properties, condition (financial or otherwise) or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).

(b)                                 The Company has no direct or indirect Subsidiaries.

(c)                                  The Company does not control or have any equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

2.2                                 Authority of the Company.  The Company has the full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to this Agreement and to carry out the Transactions.  The execution, delivery and performance by the Company of its obligations under this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company, and no other action on the part of the Company is required in connection therewith, except that the adoption of this Agreement and approval of the Merger requires the Required Vote.  Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, and the (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger.  The Required Vote is the only vote of the holders of any Company Capital Stock necessary under the DGCL to approve this Agreement.  This Agreement and, if applicable, each agreement, document and instrument to be executed and delivered by the Company pursuant and as contemplated by this Agreement, assuming this Agreement and each such other agreement, document and instrument constitutes a valid and binding obligation of the other parties hereto or thereto, constitutes valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.  Subject to the receipt of the Required Vote and the filing of the Certificate of Merger, the execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument and the consummation of the Transactions:

(a)                                  do not and will not violate any provision of the charter or bylaws of the Company, as amended to date;

(b)                                 do not and will not violate, contravene, conflict with or breach any laws (including any constitution, statute, regulation or rule) of the United States or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

(c)                                  do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent or notice under, cause a termination or modification under, or give rise to a right of termination or modification of any Contract, or any franchise, authorization, order, writ, judgment, ruling, injunction decree, determination or arbitration or result in the creation or imposition of any lien, restrictions, assessments, judgments, mortgages, charges, assignments, deposit arrangements, easements, encumbrances, pledges, security interests and claims of any kind (collectively, “Liens”) on any of the assets of the Company, or any Person’s interest in the Company.

2.3                                 Capital Stock

(a)                                  The total authorized capital stock of the Company consists of 32,000,000 shares of Common Stock, par value $.001 per share, 3,827,155 shares of which are issued and outstanding and 2,237,958 shares of which are reserved for future issuance to employees pursuant to the Plan and 21,933,809 shares of Preferred Stock, par value $.001 per share, 2,233,809 of which are designated Series A Preferred Stock, 2,000,000 of which are issued and outstanding, 5,500,000 of which are designated Series B Preferred Stock, 5,080,409 of which are issued and outstanding, 1,000,000 of which are designated Series C Preferred Stock, 833,334 of which are issued and outstanding and 13,200,000 of which are designated Series D Preferred Stock, 9,984,156 of which are issued and outstanding.  In addition, the Company has reserved for issuance:  223,809 shares of Series A Preferred Stock, 29,085 shares of Series B Preferred Stock and 625,899 shares of Series D Preferred Stock, upon exercise of Company Warrants and 408,105 shares of Series D Preferred Stock upon conversion of the Company Convertible Notes (as defined below).  Of the outstanding shares of Common Stock, 764,500 shares have been acquired pursuant to restricted stock agreements (of which 413,882 remain unvested).  All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable.  None of the Company’s shares of capital stock, units or membership interests or other securities, if any, have been or will have been issued in violation of any federal or state law.  There are outstanding warrants to purchase (a) zero shares of Common Stock, (b) 223,809 shares of Series A Preferred Stock, (c) 29,085 shares of Series B Preferred Stock and (d) 625,899 shares of Series D Preferred Stock (the “Company Warrants”).  There are outstanding notes in a principal amount of $658,075.00 that are convertible into 408,105 shares of Series D Preferred Stock (the “Company Convertible Notes”).  There are outstanding notes in a principal amount of $2,958,263.14 that are convertible into either shares of Series E Preferred Stock or Series D Preferred Stock (the

“Company Bridge Notes”).  No shares of Company Capital Stock are held in treasury by the Company.

(b)                                 Exhibit B attached hereto sets forth a list of all holders of the capital stock.  The Company represents that, (i) as of the date of this Agreement, each Shareholder owns of record and beneficially the number of shares of Company Capital Stock set forth opposite each Shareholder’s name in Exhibit B, (ii) the Company Capital Stock set forth on Exhibit B represents all of the issued and outstanding Common Stock and Common Stock Equivalents (as defined below) of the Company and (iii) as of the date of this Agreement, the ownership percentage is a true and correct statement of the allocations of proportionate ownership of the Common Stock and each series of Company Capital Stock reflected in Exhibit B.  Exhibit B sets forth a summary of the outstanding Company Preferred Stock, including the dividends accrued but unpaid on outstanding shares of each such series and the aggregate liquidation preferences for each such series.  Exhibit B also sets forth a list of all of the holders of the Company Convertible Notes and Company Bridge Notes, including principal amount, accrued but unpaid interest, and amounts due assuming consummation of the Transactions.  Except as set forth on Exhibit B or the Disclosure Schedule, there are no outstanding subscriptions, preemptive rights, agreements, arrangements or commitments of any kind to which the Company is a party or is otherwise aware for or relating to the issuance, sale, registration or voting of any shares of capital stock of any class (including Common Stock), other equity interests or Common Stock Equivalents of the Company, including any stock appreciation, phantom stock, profit participation or similar rights.  Except as set forth on Exhibit B, the Company does not have any outstanding (i) any securities convertible into, exchangeable or exercisable for, or carrying the right to acquire any capital stock (including Common Stock) or other equity securities of the Company (including bonds, debentures, notes or other obligations) or (ii) any options, warrants, subscriptions, rights, calls, preemptive rights agreements, demands or other arrangements or commitments of any character obligating the Company to issue any capital stock or equity securities or any interest therein ((i) and (ii) collectively, “Common Stock Equivalents”).

(c)                                  There are no Contracts to which the Company is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company. The Company is not under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

(d)                                 At the Effective Time, the Plan and all Options issued thereunder, to the extent not exercised prior to the Effective Time, will terminate and be of no further force and effect.  No such Options or Company Warrants shall survive the Closing or be exercisable for, or convertible into, any interest in, or entitle the holder thereof immediately prior to the Effective Time to any payment by or consideration from, Buyer, Merger Co., the Company or the Surviving Corporation.

2.4                                 Real Property.

(a)                                  Owned Real Property.  The Company does not own any real property.

(b)                                 Leased Real Property.

(i)                                     Status of Leased Real Property. All of the real property leased (the “Leased Real Property”) by the Company is identified on Schedule 2.4(b) hereto.  All leases, subleases and other occupancy agreements including all amendments, supplements, extensions and other modifications including the duties of such documents, the other parties thereto, any extension or expansion options and rent payable thereunder (the “Leases”) of Leased Real Property by the Company are identified on Schedule 2.4(b), and true and complete copies thereof have been made available Buyer.  Each of said Leases has been duly authorized and executed by the parties thereto and is in full force and effect.  The Company is not in default of any material provision under any of said Leases, and to the Company’s knowledge no event has occurred which, with notice or the passage of time, or both, would give rise to such a default.  To the Company’s knowledge, the other party to each of said Leases is not in default of any material provision under any of said Leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.  The Company is not aware of any reason why any Lease identified on Schedule 2.4(b) would be terminated other than upon the expiration of the current term described therein.  To the Company’s knowledge, there is no pending or contemplated or threatened condemnation of any of the respective parcels of Leased Real Property or any par thereof.  The Company has a good and valid leasehold interest in and to all of the Leased Real Property, free from all Liens, encroachments, encumbrances or other defects in title, except as described on Schedule 2.4(b).  There are no parties in possession or parties having any current or future right to occupy any of the Leased Real Property during the term of any Lease regarding such Leased Real Property.  The Leased Real Property is sufficient and appropriate for the conduct of the business of the Company as it is currently conducted or as it is currently proposed to be conducted. To the knowledge of the Company, (i) the Leased Real Property conforms in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations, (ii) all licenses and other approvals necessary to the current occupancy and use of the Leased Real Property have been obtained and are in full force and effect, and there have been no violations thereof that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect and (iii) there exists no material breach or violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Leased Real Property.

(ii)                                  Condition of Leased Real Property.  To the Company’s knowledge, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Leased Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects.  To the Company’s knowledge, none of the Leased Real Property is located in an area designated by any governmental authority as being within a flood plain or subject to special flood or other hazards.  Access to the Leased Real Property is by a public way or public street.  To the Company’s knowledge, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Leased Real Property and in good operating condition.

(iii)                               Compliance with Law.  The Company has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Leased Real Property that has not been heretofore corrected and, to the Company’s knowledge, no such violation exists which would reasonably be expected to have a material adverse effect on the operation of any Leased Real Property by the Company or the value of the Leased Real Property to the Company.  To the Company’s knowledge, all improvements located on or constituting part of the Leased Real Property and their use and operation by the Company are now in compliance in all material respects with all applicable laws, ordinances, regulations, and governmental licenses.  The Company has not received any notice of any material real estate tax deficiency or assessment nor is it aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

2.5                                 Personal Property; Liens; Condition of Properties.

(a)                                  Personal Property.  A complete description of the furniture, fixtures, machinery, equipment, tools and other tangible assets of the Company that is individually valued at $5,000 or more, or which is otherwise material to the Company or the conduct of the business of the Company as conducted as of the date of this Agreement is contained on Schedule 2.5 attached hereto.  Except as specifically disclosed on Schedule 2.5 attached hereto, the Company has good and marketable title to all of its personal property, tangible and intangible.  None of such property or assets of the Company, tangible or intangible, is subject to any Lien, except for the following (collectively, “Permitted Liens”):  (i) liens for current taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) liens securing debt that is reflected on the Base Balance Sheet and will be released and not be in existence at Closing; (iii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iv) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law; and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens.

No financing statement under the Uniform Commercial Code with respect to any of such property or assets is active in any jurisdiction, and the Company has not signed any such active financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.  The Company, as lessee, has the right under valid and subsisting leases to use, possess and control all personally leased by the Company as now used, possessed and controlled by the Company, as applicable.

(b)                                 The assets listed on Schedule 2.5 and reflected in the Base Balance Sheet (the “Personal Property Assets”) are all of the assets used or held for use in the business of the Company and the Subsidiaries as the same has been operated prior to the date hereof and such assets constitute all of the assets necessary for Buyer to continue to operate the business of the Company as it has been operated prior to Closing.  Except as set forth on Schedule 2.5 hereto, the Personal Property Assets are (i) in all material respects in working order (reasonable wear and tear excepted, and in each case taking into account age), (ii) have been maintained in a manner consistent with the past maintenance practices of the Company, (iii) are useable in the Ordinary Course of Business, (iv) conform in all material respects with all applicable state and federal statutes, ordinances, regulations and laws.

(c)                                  The tangible Personal Property Assets are located at the location(s) specified on Schedule 2.5 attached hereto.

2.6                                 Financial Statements; Undisclosed Liabilities.

(a)                                  Attached hereto as Schedule 2.6(a) are (i) audited balance sheets of the Company at December 31, 2001, December 31, 2002 and December 31, 2003 and audited statements of income and shareholders’ equity and cash flows for each of the three (3) years then ended, in each case together with the audit reports thereon of the Company’s independent certified public accountants and (ii) the unaudited balance sheet of the Company as of December 31, 2004 (including the notes thereto, the “Base Balance Sheet”), and unaudited statements of income, shareholder’s equity and cash flow of the Company for the twelve (12) month period then ended (the financial statements referred to in (i) and (ii), together, the “Financial Statements”).  All of such unaudited financial statements have been reviewed by the Company’s independent certified public accountants and by the Company’s chief financial officer.

(b)                                 All of such financial statements (i) have been prepared in accordance with GAAP using the accrual method of accounting applied consistently during the periods covered thereby (except that the Company’s unaudited financial statements do not include footnote disclosure and are subject to normal year-end audit adjustments that are not in the aggregate material) and (ii) present fairly in all material respects the financial condition of the Company, at the dates of said statements and the results of its operations for the periods covered thereby (except that the Company’s unaudited financial statements do not include footnote disclosure and are subject to normal year-end audit adjustments that, in the aggregate, are not material).

(c)                                  As of the date of the Base Balance Sheet, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or its conduct of their Business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or reserved against on the Base Balance Sheet, or (ii) set forth on Schedule 2.6(c) hereto.

(d)                                 As of the date hereof and as of the Closing Date, the Company does not and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof, regardless of whether claims in respect thereof had been asserted as of such date), whether or not of a type required to be shown on a balance sheet prepared in accordance with GAAP, except liabilities (i) stated or reserved against on the Base Balance Sheet (only to the extent of the amount provided for therein), or (ii) incurred in the ordinary course of business after the date of the Base Balance Sheet.

(e)                                  Except as set forth on Schedule 2.6(e), as of the date hereof and as of the Closing, the Company does not and will not have any indebtedness for borrowed money (including without limitation, obligations under leases required to be capitalized in accordance with GAAP).

2.7                                 Taxes.

(a)                                  For purposes of this Agreement:

“Code” has the meaning set forth in the recitals.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b)                                 Except as set forth on Schedule 2.7:

(i)                                     The Company has filed all Tax Returns that it was required to file under applicable laws and regulations.  All such Tax Returns are correct, accurate and complete in all material respects and were prepared in compliance in all material respects with all applicable laws and regulations set forth the amount of any Taxes relating to the applicable period (including, without limitation, after having taken into account its payroll, property or receipts, and other factors used in any state’s apportionment or allocation formula).  All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid.  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company or is or may be subject to taxation by that jurisdiction.  There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(ii)                                  The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii)                               Since the date of the Company’s incorporation, no Governmental Authority has engaged in any Tax audit of the Company.  No director or officer (or employee responsible for Tax matters) of the Company expects any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed.  No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company.  The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters, or (c) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company.  Schedule 2.7 lists any federal, state, local, or foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, that has been audited or is currently the subject of audit.  The Company has made available Buyer correct and complete copies of all federal, state, local, and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 2000.

(iv)                              The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)                                 The Company has never filed a consent under Code Section 341(f) concerning collapsible corporations.  The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or except as set forth on Schedule 2.7, any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law).  The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.  The Company is not a party to or bound by any Tax allocation or sharing agreement.  The Company (a) has not been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) nor (b) has any liability for the Taxes of any person (other than the Company or any of the Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.  The Company has never owned a direct or indirect interest in any corporation, partnership, trust or other entity.

(vi)                              Schedule 2.7 sets forth the following information with respect to the Company as of the most recent practicable date:  (A) the basis of the Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment credit or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

(vii)                           The unpaid Taxes of the Company (a) does not exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Base Balance Sheet (rather than in any notes thereto) as of the date thereof, and (b) does not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.  Since the date of the Base Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(viii)                        The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (a) change in method of accounting for a taxable period ending on or prior to the Closing Date, (b) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (c) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law), (d)

installment sale or open transaction disposition made on or prior to the Closing Date, or (e) prepaid amount received on or prior to the Closing Date.

(ix)                                The Company has not distributed stock of another person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(c)                                  The Company employs the accrual method as its overall accounting method for calculating its income and deductions.

2.8                                 Inventories.  For purposes of this Agreement, “Inventory” shall mean the inventory, stock in trade, work-in-progress, finished goods, raw materials, packaging, items purchased for distribution or resale and items which have been ordered or purchased by the Company.  The Inventory shown in the Financial Statements was in existence on the date set forth therein and the Inventory set forth in the Company’s financial records is in existence, on the date hereof.  The Inventory (a) was acquired or manufactured in the Ordinary Course of Business; (b) is of good and merchantable quality free of any material defect or deficiency; (c) is saleable or usable for the purposes for which intended and, if saleable, at profit margins consistent with the Company’s experience in prior years; (d) is not damaged or obsolete, except as reserved against in the Financial Statements in accordance with GAAP; and (e) is valued on the books of account and the Financial Statements, in accordance with GAAP and at a value reflecting the Company’s inventory valuation policy and which is consistent with the Company’s past practice.  The Financial Statements contain all material inventory reserves that are appropriate in accordance with GAAP and the Company’s historical inventory policies. The Company has good and valid title to all of its Inventory, free and clear of all Liens.  Except for Inventory items in transit at any time, all Inventory items are located on the premises of the Leased Real Property.  Purchase commitments for raw materials, components and parts are not in excess of normal requirements and none are at a price materially in excess of current market prices.  Since the date of the Base Balance Sheet, no Inventory items have been sold, leased or disposed of except through sales and leases in the Ordinary Course of Business consistent with past practices.

2.9                                 Absence of Certain Changes.  Since the date of the Last Audited Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business, and except as disclosed on Schedule 2.9 attached hereto (or any other schedule hereto, provided that such disclosure has the requisite degree of specificity and particularity to provide the disclosure contemplated by this Section 2.9), there has not been:

(a)                                  Any change in the properties, assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse;

(b)                                 Any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others that will remain in effect on the Closing Date or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

(c)                                  Except for Company Scheduled Obligations and Material Contracts listed on Schedule 2.12 (assuming the Material Contract has not been breached or otherwise defaulted upon by any party, and assuming no indemnification or similar provision in such Material Contract has resulted in an actual obligation or liability of the Company), any material obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, incurred by the Company other than obligations and liabilities incurred in the Ordinary Course of Business;

(d)                                 Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the Ordinary Course of Business;

(e)                                  Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of the properties, assets or business of the Company;

(f)                                    Any employment dispute or claim of unfair labor practices involving the Company; any material change in the compensation (in the form of salaries, wages, incentive arrangements or otherwise) payable or to become payable by the Company to any of its current officers, employees, agents or independent contractors, or any bonus payment or arrangement made to or with any of such current officers, employees, agents or independent contractors; any entering into or amending of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer, director, agent, independent contractor or employee of the Company;

(g)                                 Any change, or the obtaining of information concerning a prospective change, with respect to the officers or management of the Company; any grant of any severance or termination pay that has not been paid in full prior to the date of this Agreement to any officer or employee of the Company or any increase in benefits payable under any existing severance or termination pay policies or employment agreements that has not been paid in full prior to the date of this Agreement;

(h)                                 Any obligation or liability incurred by, or any payment, loan or advance made by the Company to any Company Stockholder, officers or employees or family members of any of the foregoing, except normal compensation and expense allowances payable to such officers or employees;

(i)                                     Any change in the manner of keeping books, accounts or records, accounting methods or practices, standard costs, credit practices or collection or pricing policies used by the Company;

(j)                                     Any other transaction entered into by the Company that is individually or taken together with all such other transactions material to the Company other than transactions in the Ordinary Course of Business;

(k)                                  Any purchase or sale by the Company of any capital asset costing more than $25,000 individually or $150,000 in the aggregate, or any equity interest in any entity;

(l)                                     Any change in the Company’s business relationship with any material supplier, customer or other entity having business relations with the Company outside of the Ordinary Course of Business;

(m)                               Any (i) declaration, setting aside or payment of any dividend or other distribution by the Company in respect of its capital stock, (ii) direct or indirect redemption, purchase or other acquisition by the Company of its capital stock or Common Stock Equivalents, (iii) issuance or sale of any capital stock or Common Stock Equivalents of the Company or (iv) grant, issuance or exercise of options, warrants, subscriptions, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of any shares of capital stock of any class or other equity interests or Common Stock Equivalents of the Company;

(n)                                 Any payment on any material indebtedness or material capital leases, except (i) regularly scheduled payments pursuant to the terms of such indebtedness and leases and (ii) other payments made on the debt and leases constituting Company Scheduled Obligations;

(o)                                 Any payment or discharge of a material Lien or liability of the Company other than in the Ordinary Course of Business;

(p)                                 Any event or development that would individually or together with any one or more other events or developments reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement by the Company, including the obtaining or retaining of the Required Vote;

(q)                                 Any material increase or notice thereof in the cost of raw materials used by the Company; or

(r)                                    Any agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events or require the Company to take any of the actions specified in paragraphs (a) through (h) above.

2.10                           Intellectual Property.

(a)                                  For purposes of this Agreement,

(i)                                     “Company Intellectual Property Assets” means all Intellectual Property Assets owned or purported to be owned by the Company or used or held for use by the Company in the Business.  “Company Intellectual Property Assets” includes, without limitation, the Products, Company Patents, Company Marks, Company Copyrights and Company Trade Secrets.

(ii)                                  “Intellectual Property Assets” means:

(A)                              (patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, “Patents”);

(B)                                trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”);

(C)                                copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications for registration, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”);

(D)                               know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, customer lists and contact numbers/addresses, business strategies, forecasts, Beta testing procedures and Beta testing results (collectively, “Trade Secrets”);

(E)                                 other intellectual property rights and/or proprietary rights relating to any of the foregoing; and

(F)                                 goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties.

(b)                                 Schedule 2.10(b) contains a complete and accurate list of all Patents owned or purported to be owned by the Company or used or held for use by the Company in the Business (“Company Patents”), Marks owned or purported to be owned by the Company or used or held for use by the Company in the Business (“Company Marks”) and registered Copyrights owned or purported to be owned by the Company or used or held for use by the Company in the Business (“Company Copyrights”).

(c)                                  Except as set forth on Schedule 2.10(c):

(i)                                     Except for commercially available software used by the Company in the Business, the Company exclusively owns or possesses adequate and enforceable exclusive rights to use, without obligations of future payment to a third party, all of the Intellectual Property Assets necessary for the operation of the Business as now conducted and as presently proposed to be conducted, free and clear of all mortgages, pledges, charges, Liens, equities, security interests, or other encumbrances or similar agreements.

(ii)                                  All Company Intellectual Property Assets that are issued by or registered with the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are valid and enforceable, and all Company Patents, Company Marks and Company Copyrights which have been issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are, to the Company’s knowledge, currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications).

(iii)                               No Company Patent is subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of the Closing.  In each case where a Company Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration.  No Company Patent has been or is now involved in any interference, reissue, re examination or opposition proceeding, to which the Company is a party.  To the knowledge of the Company, there is no patent or patent application of any third party that potentially interferes with any Company Patent. All products made, used or sold under any Company Patent have been marked with the proper patent notice.

(iv)                              There are no pending, or, to the knowledge of the Company, threatened claims against the Company or any of its respective employees alleging that any of the operation of the Business, any activity by the Company, or any Company Intellectual Property Asset infringes or conflicts with the rights of others under any Intellectual Property Assets (“Third Party Rights”) or that any of the Company Intellectual Property Assets is invalid or unenforceable.

(v)                                 Neither the operation of the Business as previously conducted, as now conducted and as presently proposed to be conducted, nor any activity by the Company related to such Business nor any Company

Intellectual Property Asset infringes or conflicts with any Third Party Right.

(vi)                              All former and current employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company all rights to any inventions, improvements, discoveries, writings or other works of authorship, or information relating to the Business and there are no, and have been no, litigations, claims, suits, legal or other actions or proceedings with respect to such assignment of rights to the Company.  No employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

(vii)                           To the knowledge of the Company, there is no violation or infringement by a third party of any of the Company Intellectual Property Assets.

(viii)                        The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned or purported to be owned by the Company or used or held for use by the Company in the Business (the “Company Trade Secrets”), including, without limitation, requiring each officer, director, employee and consultant of the Company and any other person with access to Company Trade Secrets to execute a binding confidentiality agreement, copies or forms of which have been provided to Buyer.  To the knowledge of the Company, there has not been any breach by any party to any such confidentiality agreement.  The Company Trade Secrets have not been disclosed by the Company to any person or entity other than employees or consultants of the Company who had a need to know and use the Company Trade Secrets in the course of their employment or contract performance.

(ix)                                The Company does not have any obligation to any other person to maintain, modify, improve or upgrade the Products.

(d)                                 Licenses Received.  All licenses or other agreements under which the Company is granted rights by others in Company Intellectual Property Assets are listed on Schedule 2.10(d) other than licenses and agreements for commercial off-the-shelf computer software having a cost of less than $1,000 per seat or license.  Except as set forth on Schedule 2.10(d): (i) all licenses or other agreements under which the Company is granted rights by others in Company Intellectual Property Assets are in full force and effect, (ii) there is no material default under any such license or other agreement by any party thereto, and (iii) all of the rights of the Company under such licenses and other agreements are assignable without the consent of the licensor except, with respect to this clause (iii), as would not reasonably be expected to have a Material Adverse Effect.  True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer, and to the knowledge of the Company, the licensors under the licenses and other agreements under which the Company is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

(e)                                  Licenses Granted.  All licenses or other agreements under which the Company has granted rights to others in Company Intellectual Property Assets are listed on Schedule 2.10(e). Except as set forth thereon, all such licenses or other agreements are in full force and effect, and to the knowledge of the Company there is no material default thereunder by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

2.11                           Receivables.  All of the accounts receivable and loans receivable of the Company (including those shown on the Financial Statements that have not been collected in the Ordinary Course of Business) are and will be at the Closing valid and enforceable claims, fully collectible in the ordinary course of business, net of any reserves on the Financial Statements, and subject to no setoff or counterclaim.  The Company does not have any accounts or loans receivable from any director, officer, employee or affiliate of the Company.  Since the date of the Base Balance Sheet, the Company has collected its accounts receivable in the Ordinary Course of Business and has not accelerated any such collections.

2.12                           Contracts.  Schedule 2.12 hereto lists all of the following written or oral contracts, subcontracts, leases, commitments, plans, agreements, understandings, instruments, notes, bond, permits, options, warranties, purchase order, licenses, sublicenses, benefit plans or other legally binding commitment or undertaking of any nature (each a “Contract”) to which the Company is a party or to which it is subject or to which any of its properties or assets is bound (complete and correct copies (written descriptions in the case of any of the foregoing that are oral) of which have been made available to Buyer), (the below, collectively, “Material Contracts”):

(a)                                  any employment contract or any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

(b)                                 any contract or agreement for the purchase of any commodity, material or equipment for $25,000 or more;

(c)                                  any other contracts or agreements creating any obligation of the Company of $25,000 or more with respect to any such contract;

(d)                                 any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

(e)                                  any contract or agreement which by its terms does not terminate or is not terminable without penalty within three (3) months after the date hereof;

(f)                                    any contract or agreement for the sale or lease of products not made in the Ordinary Course of Business;

(g)                                 any contract with any dealer, sales representative, sales agent or distributor;

(h)                                 any contract or agreement for the purchase of any fixed asset in excess of $25,000 whether or not such purchase is in the Ordinary Course of Business;

(i)                                     any license agreement (as licensor or licensee);

(j)                                     any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

(k)                                  any bond (bid, performance or other), letter of credit, agreement of guarantee, surety or indemnification, or any commitment to issue any such bond, letter of credit, agreement of guarantee, surety or indemnification;

(l)                                     any contract or agreement with any current or former officer, employee, consultant, director or shareholder of the Company or with any persons or organizations controlled by, affiliated with or employing or using the services of any of them;

(m)                               any real property lease, equipment lease or vehicle lease;

(n)                                 any contract or agreement that involves capital expenditures of more than $25,000;

(o)                                 any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements;

(p)                                 any contract or agreement relating to the acquisition, transfer, development, or sharing of any Intellectual Property Asset (except for any Contract pursuant to which any Intellectual Property Asset is licensed to the Company under any third party software license generally available to the public);

(q)                                 any contract or agreement that provides for indemnification by the Company of any officer, director, employee or agent of the Company;

(r)                                    any contract or agreement imposing any restriction or limitation on the right of the Company (i) to compete with any other Person or in any line of business, (ii) to acquire any product or other asset or any services from any other Person, or (iii) to develop, sell, supply, distribute, offer, support, manufacture, market, service any product, component, raw material, technology or asset to or for any other Person;

(s)                                  any contract or agreement containing any standstill or similar provisions;

(t)                                    any contract or agreement (i) to which any Governmental Authority is a party or under which any Governmental Authority has any rights or obligations, or (ii) directly or indirectly benefiting any Governmental Authority;

(u)                                 any nondisclosure and/or confidentiality agreements entered into between the Company  and Persons in connection with disclosures by the Company relating to the Company’s products and the other Company Intellectual Property Assets

(v)                                 any contract or agreement requiring that the Company give any notice or provide any information to any Person prior to considering or accepting any proposal that could be characterized as an Acquisition Transaction (including if the other party is Buyer), or prior to entering into any discussions, agreement, arrangement or understanding relating to transactions contemplated by this Agreement;

(w)                               any contract or agreement that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 annually, or contemplates or involves the performance of services having a value in excess of $25,000 annually;

(x)                                   any contract or agreement  that would be a “material contract” that is or would be required to be filed as an exhibit to an annual report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K of the SEC if the Company was subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(y)                                 any contract or agreement that has had or would reasonably be expected to have or result in a Material Adverse Effect;

(z)                                   any contract or agreement or court filing seeking or compromising  a lawsuit or other legal or administrative proceeding or claim involving the Company’s intellectual property or a third party’s intellectual property or entering any such settlement or compromise;

(aa)                            any partnership, joint venture, or other similar contract, arrangement or agreement; or

(bb)                          any programs, agreements or arrangements with respect to advertising allowances, trade discounts, volume discounts, store opening allowances, extended dating or other similar discount, allowance or rebate programs.

Each Material Contract is valid and is in full force and effect and constitutes the legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.  The Company is not, nor, to the knowledge of the Company, is any other party to any Material Contract, in default in complying with any material provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute such a default thereof on the part of the Company or, to the knowledge of the Company, on the part of any other party thereto.  No contracting party to any Material Contract has notified (whether orally or in writing) the Company of its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company under such Material Contract.

2.13                           Litigation.  Except as set forth on Schedule 2.13 attached hereto, there is no litigation, claim, suit, legal or other action, or governmental or administrative proceeding or, to the knowledge of the Company, investigation, pending or, threatened (a) against or involving the Company, or any current or former director, officer, manager, member, partner or employee thereof, in their capacity of such position with the Company, (b) to the knowledge of the Company, against or involving any Company Shareholder in its capacity as such which would reasonably be expected to prevent, delay or hinder the consummation of the transactions contemplated by this Agreement or (c) which would reasonably be expected to have a Material Adverse Effect.  With respect to each matter set forth therein, Schedule 2.13 attached hereto sets forth a description of the forums for the matter, the parties thereto and the type and amount of relief sought.  Except as set forth on Schedule 2.13, as of the date of this Agreement, there is no claim, litigation, suit, action, proceeding or investigation pending or to the knowledge of the Company, threatened for which the Company is obligated to indemnify a third party.

2.14                           Compliance with Applicable Law.  Except as set forth on Schedule 2.14, (a) the Company holds, and is in material compliance with the terms of, all authorizations, certificates, certifications, clearances, notifications, consents, registrations, permits, licenses, exemptions, orders and approvals of all Governmental Authorities necessary  or required for the current conduct of its business (“Company Permits”), (b) no fact exists or event has occurred, and no action or proceeding is pending or, to the Company’s knowledge, threatened, that would reasonably be expected to result in a revocation, nonrenewal, termination, suspension or other impairment of any Company Permits that are material to the Company, (c) the business of the Company is not being conducted in violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Authority, except for violations or possible violations that individually or in the aggregate, (i) have not had and would not reasonably be expected to have a Material Adverse Effect or (ii) will not delay or prevent the Closing, and (d) to the knowledge of the Company, (i) no investigation or review by any Governmental Authority with respect to the Company is pending or to the knowledge of the Company, threatened or has been undertaken within the past five (5) years and (ii) no Governmental Authority has indicated to the Company an intention to conduct the same.

2.15                           Insurance.  The physical properties (including without limitation, the Real Estate), assets, business operations, employees, officers and directors of the Company are insured to the extent disclosed on Schedule 2.15 attached hereto and all insurance policies and arrangements of the Company are disclosed on Schedule 2.15 attached hereto.  Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms of such policies.  There is no claim by the Company pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer.  The Company is not in material breach or default (including with respect to the payment of premiums or the giving of notices) under any insurance policy to which it is a party, and to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default by the Company or would permit termination, material modification or acceleration, under such policies; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to any material claim or any such policy in general. Copies of all material insurance policies maintained by the Company, including but not limited to fire and casualty, general liability, product liability, business interruption and professional liability policies have been made available to Buyer.

2.16                           Product Liability Matters.  There are no facts, events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans known to the Company which would reasonably be expected to give rise to any liability or obligation based on or related to any product that is or was designed, formulated, manufactured, processed, distributed, sold or placed in the stream of commerce by the Company (the ”Products”) or any service provided by or on behalf of the Company.  A complete list of the Products owned or sold by the Company is provided on Schedule 2.16.  There are no existing or, to the knowledge of the Company, threatened product liability, warranty, failure to adequately warn or any other similar claims against the Company for products or services provided by the Company.  To the knowledge of the Company, there are no statements, citations, correspondence or decisions by any Governmental Authority stating that any of the Products are defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Authority.  There have been no written notices of recall served on the Company by any such Governmental Authority with respect to any of the Products.  All Products, including the packaging and advertising related thereto, which were designed, formulated, manufactured, processed, distributed, sold or placed in the stream of commerce by the Company or any services provided by or on behalf of the Company complied with applicable permits, applicable laws or applicable industry or customer standards and there have not been and there are no material defects or deficiencies in such services or products.  There are no (a) facts relating to any Product that would reasonably be expected to impose upon the Company a duty to recall any Product or a duty to warn customers of a defect in any Product, (b) latent or overt design, manufacturing or other defect in any Product, or (c) liability for warranty or other claims or returns with respect to any Product except in the ordinary course of business.  No notice of claim has been served against the Company for renegotiation or price re-determination of any business transaction, and to the Company’s knowledge, there are no facts upon which any such claim could be based.

2.17                           Finder’s and Broker’s Fees.  The Company has not incurred or become or will become liable for any broker’s commission or finder’s fee or other like payments relating to or in connection with the transactions contemplated by this Agreement and the negotiations related thereto other than the arrangements with Seven Hills Partners LLC identified on Schedule 2.17 (with all such commissions or fees calculated thereon).

2.18                           Regulatory Matters.

(a)                                  The Company has established and administers a compliance program (including a written compliance policy) applicable to the Company (i) to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and the U.S. Centers for Disease Control and Prevention) and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or the U.S. Centers for Disease Control and Prevention (such, a “Foreign Authority”) applicable to the Company or its business and (ii) to provide compliance policies governing applicable areas for medical device companies (including, without limitation, pre-clinical and clinical testing, product design and development, product testing, product manufacturing, product labeling, product storage, pre-market clearance and approval, advertising and promotion, product sales and distribution, medical device reporting regulations, and record keeping).

(b)                                 Except as set forth on Schedule 2.18, the Company (i) is in compliance with the provisions of all laws relating to the regulation of the manufacture, collection, sale, labeling, storing, testing, distribution or marketing of Products, including the FDC Act, CLIA and all state laws comparable to the FDC Act, the rules and regulations promulgated thereunder and all rules and regulations promulgated by the FDA and all comparable state regulatory authorities, and adheres in all material respects to all applicable regulations (including “Quality System and Good Manufacturing Practices” regulations) in the manufacture of the Products, and (ii) has had no liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of regulatory matters relating to the Company, its business or its Products or the manufacture and/or sales thereof.

(c)                                  Except as set forth on Schedule 2.18, all applications, submissions, information, claims and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for authorizations, approvals, certificates, waivers, certifications, clearances, exemptions, notifications, consents, orders, registrations, licenses or permits relating to the Company, its business and its Products, when submitted are true, complete and correct as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the appropriate regulatory body.  The Company has previously delivered or made available to Buyer an index of all applications, approvals, registrations or licenses obtained by the Company from the FDA or similar foreign authorities or required in connection with the conduct of the Company’s business as it is currently conducted and has made all such information available to Buyer, a list of which is set forth on Schedule 2.18.  All experiments, human or otherwise, performed in connection with or as the basis for any regulatory approval required for the Products have been performed in accordance with appropriate research and study design, and all required protocols and consents and any conclusions derived therefrom are scientifically supported. The claims allowed by the FDA for the Products are valid and supported by proper research design, testing, analysis and disclosure.

(d)                                 The Company’s activities and relevant facilities, as well as, to the Company’s knowledge, its suppliers, distributors and other intermediaries, are in compliance with all applicable requirements of CLIA, the FDC Act and implementing FDA regulations, including without limitation, the registration, listing, labeling and manufacturing requirements of 21 C.F.R. Parts 801, 807, 809.10 and 820, all to the extent applicable to in vitro diagnostic products and devices.  The Company is in compliance with all applicable registration and listing requirements set forth in 21 C.F.R. Parts 801 and 809.10 for in vitro diagnostic devices and all similar applicable laws.  The Company is in compliance with, and current in the performance of, any obligation arising under any consent decree, consent agreement, or warning letter issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable Governmental Authority.  The Company has disclosed to Buyer any warning letters, untitled (or “notice of violation”) letters, or similar notices, or other correspondence relating to the Company’s compliance status under applicable legal requirements from the FDA within the last five (5) years.

(e)                                  The Company does not have any ongoing nonclinical laboratory studies of Products and all such past studies have been conducted in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good laboratory practice.  All clinical trials of the Products conducted by or on behalf of the Company have been and are being conducted in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good clinical practice.

(f)                                    All biological products being manufactured, distributed, or developed by the Company that are subject to the jurisdiction of the FDA are being manufactured, labeled, stored, tested, distributed, and marketed in compliance with all applicable requirements under the FDC Act, the Public Health Service Act, and their respective applicable implementing regulations.

(g)                                 Except as set forth on Schedule 2.18, there are no nonclinical, pre-clinical or clinical trials or studies being conducted by or on behalf of the Company.  All pre-clinical trials and clinical trials conducted by or on behalf of the Company have been, and are being conducted in material compliance with the applicable requirements of Good Clinical Practices, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54 and 56.

(h)                                 The Company has provided Buyer with copies of any and all notices (a list of which is set forth on Schedule 2.18) of inspectional observations, establishment inspection reports and any other documents received from Governmental Authorities, that indicate or suggest lack of compliance with the regulatory requirements of such Governmental Authorities.  The Company has made and will make available to Buyer for review all correspondence to or from all Governmental Authorities, minutes of meetings, written reports of phone conversations, visits or other contact with Governmental Authorities, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from Governmental Authorities, or prepared by or which bear in any way on the Company’s compliance with regulatory requirements of Governmental Authorities, or on the likelihood of timing of approval of any Products.

(i)                                     Except as set forth on Schedule 2.18, the Company has not made any material false statements on, or material omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities primarily relating to the Products prepared, maintained or submitted to comply with the requirements of the FDA or Foreign Authorities.

(j)                                     The Company has not received any notification, written or oral, that remains unresolved, from Foreign Authorities, the FDA or other authorities indicating that any Product has been misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

(k)                                  No Products have been recalled, suspended or discontinued as a result of any action by the FDA or any Foreign Authority against the Company or, to the Company’s knowledge, any licensee, distributor or marketer of any Products, in the United States or outside of the United States.

(l)                                     To the knowledge of the Company, none of its officers, employees or agents has committed any act, made any statement, or failed to make any statement, that would be reasonably expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

(i)                                     Neither the Company nor to the Company’s knowledge, any officer, key employee or agent of the Company, has been convicted of any crime with respect to the Products or has engaged in any conduct with respect to products that would reasonably be expected to result in (i) debarment of the Company under 21 U.S.C. Section 335a, 10 U.S.C. Section 2393 or any similar state law or regulation or (ii) exclusion of the Company under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(m)                               There are no proceedings pending with respect to a violation by the Company of the FDC Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States Governmental Authority that reasonably might be expected to result in criminal liability.

2.19                           Related Parties; Absence of Questionable Payments.

Except as set forth on Schedule 2.19, (x) since January 1, 2003 there have been no Contracts between the Company and any Related Party and (y) there has been no transactions between the Company and any Related Party.  As used in the preceding sentence, the term “transaction” includes, but is not limited to, any sale or other transfer of property or assets, the lease or other use of the property or assets, the provision of services (other than in the course of employment with the Company) and the furnishing of personnel, whether or not for consideration.  Except as set forth on Schedule 2.19, or as disclosed herein (i) no Related Party has any interest in any property of the Company, real or personal, tangible or intangible, including, but not limited to, Intellectual Property, (ii) no Related Party is indebted to the Company and (iii) the Company is not indebted to any Related Party.  For purposes of this Agreement, “Related Party” means (A) a Person who is an officer, director, partner or shareholder of the Company, (B) any member of the family of, or any individual who has the same home as, any individual (or the spouse of any such individual) described in clause (A) above, (C) any trust, estate or partnership of which an individual described in clause (A) or (B) above is a grantor, fiduciary, beneficiary or partner or (D) any person or entity (or any subsidiary of such person or entity) of which one or more persons or entities described in clause (A), (B) or (C) above have either (x) aggregate record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least five percent (5%) of the outstanding equity securities or at least five percent (5%) of the outstanding voting securities or (y) the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

2.20                           Employee Benefit Programs.

(a)                                  Schedule 2.20 attached hereto sets forth a list of every Employee Program that has been maintained by the Company or an Affiliate at any time during the six- (6)- year period ending on the Closing Date.

(b)                                 Each Employee Program which is maintained by the Company or an Affiliate and which is intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service (“IRS”) regarding its qualification under such Section and to the Company’s knowledge, nothing has occurred which would reasonably be expected to cause such Employee Program to fail to be so qualified under the applicable Section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee

Program’s assets were distributed).  To the Company’s knowledge, no event or omission has occurred which would cause any Employee Program to lose its qualification, if applicable, or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)).  Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any material redemption fee, surrender charge or comparable liability.  No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

(c)                                  There has been no failure of the Company or any Affiliate to comply with any laws or agreements (other than insignificant or immaterial non-compliance) applicable with respect to the Employee Programs that are maintained by the Company or any Affiliate.  With respect to any Employee Program that is maintained by the Company or any Affiliate, there has been no (i) “prohibited transaction,” as defined in Section 406 of the ERISA or Code Section 4975, (ii) failure to comply in any material respect with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of either of (i) or (ii), could subject the Company or any Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense.  No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company’s knowledge, threatened with respect to any such Employee Program.  All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.20 attached hereto).

(d)                                 Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing.  There has been no “accumulated funding deficiency” (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302.  With respect to any Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transactions contemplated by this Agreement) (i) “reportable event,” within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA.  No Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any “unfunded benefit liabilities” within the meaning of ERISA Section 4001(a)(18), as of the Closing Date.  Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan.  None of the Employee Programs maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

(e)                                  With respect to each Employee Program maintained by the Company or any Affiliate within the six (6) years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been made available to Buyer:  (i) all plan documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six (6) most recently filed IRS Forms 5500, with all applicable schedules and accountants’ opinions attached thereto; (iv) the six (6) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all material correspondence to and from any state or federal agency within the last six (6) years with respect to such Employee Program (but excluding routine correspondence with such agencies, or correspondence related to workers’ compensation claims).

(f)                                    Each Employee Program required to be listed on Schedule 2.20 attached hereto may be amended, terminated, or otherwise modified by the Company or Affiliate, as applicable, to the greatest extent permitted by applicable law; provided, however, that any such amendment, modification or termination may not adversely affect an employee’s rights to accrued benefits, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company to so amend, terminate or otherwise modify such Employee Program.

(g)                                 Except as otherwise described on Schedule 2.20, each Employee Program maintained by the Company or any Affiliate (including each non-qualified deferred compensation arrangement) has been maintained in material compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933 (the “Securities Act”) and/or state “Blue Sky” laws.

(h)                                 Each Employee Program ever maintained by the Company or any Affiliate has complied in all material respects with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns’ and Mothers’ Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women’s Health and Cancer Rights Act of 1998.

(i)                                     For purposes of this Section 2.20: (i) “Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans other than standard compensation and pay practices (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, other than standard compensation and pay practices, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors.  In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle; (ii) an entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries); (iii) an entity is an “Affiliate” if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C); and (iv) “Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

(j)                                     The Company has provided Buyer with copies of the Company’s 2003 Management Incentive Plan (the “MIP Plan”), including forms of memoranda and other documents delivered to Participants (as defined under the MIP Plan) thereunder.  Assuming consummation of the Transactions as contemplated by this Agreement, no possible Participant shall receive any consideration from the MIP Plan because it is acknowledged that the Transactions will not qualify as a “Qualified Transaction” under the MIP Plan.  All potential Participants have been provided sufficient information to enable them to determine that the Transactions will not qualify as a “Qualified Transaction” and that no payments will be made to them under the MIP Plan, and no authorized representative of the Company has indicated otherwise to a potential Participant.

2.21                           Environmental Matters.

(a)                                  The Company is in compliance with all Environmental Laws, and holds and is in compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations required under all Environmental Laws in connection with their businesses (“Company Environmental Permits”).  All Company Environmental Permits are in full force and effect and will not by their terms expire less than ninety (90) days following the Closing Date.  No appeal or any other proceeding is pending to modify or revoke any such Company Environmental Permit.

(b)                                 The Company has not, nor, to the knowledge of the Company has, any legal predecessor of the Company, if any, received any request for information, demand, administrative inquiry, notice of claim, notice of intent to bring a “citizens suit” under any Environmental Laws, informal complaint or claim or other notification or information indicating that, it is or may be potentially liable or responsible under Environmental Laws, and there is no civil, administrative, or criminal proceeding pending or threatened against the Company, or, to the knowledge of the Company, any Person for whose conduct the Company is or may be held responsible, under any Environmental Laws.  The Company does not have any reason to believe that any of the items enumerated in this subsection (b) will be forthcoming.

(c)                                  The Company has not produced, processed, used, generated, treated, stored, handled, disposed of, transferred or recycled any Hazardous Material on any property now or formerly owned, operated or leased by the Company except in compliance with Environmental Laws.

(d)                                 To the knowledge of the Company, no polychlorinated biphenyls (“PCBs”) or equipment containing PCBs; asbestos or asbestos containing materials; lead or lead based paint; urea formaldehyde foam insulation; or toxic mold, mildew or fungi are present at any property now or formerly owned, operated or leased by the Company, nor are there underground or aboveground storage tanks, active or abandoned, present at any property leased by the Company.

(e)                                  Neither the Company nor any Person for whose conduct the Company is or may be held responsible, has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any Hazardous Material to or at any location that is listed or proposed for listing on the National Priorities List (the “NPL”) promulgated pursuant to CERCLA, CERCLIS, or any equivalent list of sites under any analogous state program.

(f)                                    Except as authorized by Environmental Laws, the Company has not, nor, to the knowledge of the Company, has any Person for whose conduct the Company is or may be held responsible, Released any Hazardous Material on, in, from, under or at any real property now or formerly owned, operated or leased by the Company, and (ii) no Hazardous Material has been Released into, is threatened to be Released into, or has come to be located in the Environment at any property now or formerly owned, operated or leased by the Company, and no such property is listed or proposed for listing on the NPL, CERCLIS, or any equivalent list of sites under any analogous state program.

(g)                                 There is no hazardous waste treatment, storage or disposal facility, landfill, surface impoundment or underground injection well located at any of the real property leased by the Company or at facilities currently utilized by the Company.

(h)                                 There are no environmental liens recorded on any properties owned by the Company.

(i)                                     The Company has provided or made available to Buyer all documents, records and information available to the Company, whether generated by the Company or by others, concerning any environmental or health and safety matter relevant to the Company or to any property now or formerly owned, operated or leased by the Company, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Material, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any Governmental Authority.

(j)                                     No consent, approval, authorization, registration, or filing is required under Environmental Laws in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(k)                                  For purposes of this Agreement, (i) “Environment” shall mean soil, sediment, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supplies, land, surface or subsurface strata, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life), and any other environmental medium or natural resources; (ii) “Environmental Laws” shall mean all applicable foreign, federal, state, tribal, and local civil and criminal laws, principles of common law, bylaws, regulations, rules, ordinances, codes, decrees, orders, licenses, permits, conditions, judicial interpretations thereof, judgments, rulings, directives, or judicial or administrative orders, and the requirements of any Governmental Authority having jurisdiction with respect thereto, applicable to the regulation or protection of the Environment, the health and safety of persons and property, or any other environmental matters, whether existing as of the date hereof, previously enforced, as any of the foregoing have been amended; (iii) “Hazardous Material” shall mean any compound, chemical, contaminant, pollutant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing may be defined, identified, or regulated under or pursuant to any Environmental Laws, and including, without limitation, asbestos, asbestos containing materials, PCBs, toxic mold, mildew or fungi, or any oil, waste oil, petroleum, or petroleum products which may pose a threat to the Environment or to human health and safety; and (iv) “Released” shall mean released, spilled, leaked, pumped, poured, drained, emitted, emptied, discharged, injected, escaped, leached, disposed, dumped, or otherwise introduced to, or allowed to escape into or through, the Environment.

2.22                           Labor  and Employment Matters.

(a)                                  Schedule 2.22(a) contains a complete and accurate list of all of the employees of the Company as of the date hereof (“Business Employees”) describing for each such Business Employee, the position, whether classified as exempt or non-exempt for wage and hour purposes, date of hire, business location, annual base salary, weekly/hourly rates of compensation, average scheduled hours per week, bonus potential, status (i.e., active or inactive and if inactive, the type of leave and estimated duration) and the total amount of bonus, severance and other amounts to be paid to such Business Employee at the Closing or otherwise in connection with the transactions contemplated hereby.  Schedule 2.22(a) contains a complete and accurate list of all of the current independent contractors, consultants, temporary employees, leased employees or other servants or agents employed or used with respect to the operation of the business of the Company and classified by the Company as other than Business Employees or compensated other than through wages paid by the Company through its payroll department and reported on a form W-4 (“Contingent Workers”), showing for each Contingent Worker such individual’s role in the business, fee or compensation arrangements and other contractual terms with the Company.

(b)                                 Except as set forth on Schedule 2.22(b), (i) there is no, and during the past year there has not been any, labor strike, picketing of any nature, labor dispute, slowdown or any other concerted interference with normal operations, stoppage or lockout pending or, to the Company’s knowledge, threatened against or effecting the business of the Company; (ii) the Company does not have any duty to bargain with any union or labor organization or other person purporting to act as exclusive bargaining representative of any Business Employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any Business Employee or Contingent Worker; (iii) to the Company’s knowledge, no union claims or demands to represent Business Employee or Contingent Worker, there are no organizational campaigns in progress with respect to any of the Business Employees or Contingent Workers and no question concerning representation of such individuals exists; (iv) there is no collective bargaining agreement or other contract with any union, or work rules or practices agreed to with any union, binding on the Company with respect to any Business Employee or Contingent Worker; (v) the Company has not engaged in any unfair labor practice; (vi) the Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment,  wages and hours; (vii) the Company is not delinquent in any payments to any Business Employee or Contingent Worker for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such Business Employees or Contingent Workers; (viii) there are no, and within the last three (3) years there have been no formal or informal grievances, complaints or charges with respect to employment or labor matters (including, without limitation, allegations of employment discrimination, retaliation or unfair labor practices) pending or, to Company’s knowledge, threatened against the Company in any judicial, regulatory or administrative forum, under any private dispute resolution procedure or internally; (ix)  none of the employment policies or practices of the Company are currently being audited or investigated, or to the knowledge of the Company, subject to imminent audit or investigation by any Governmental Authority; (x) the Company is not, and within the last three (3) years the Company has not been, subject to any order, decree, injunction or judgment by any Governmental Authority or private settlement contract in respect of any labor or employment matters; (xi) the Company is in material compliance with the requirements of the Immigration Reform Control Act of 1986; (xii) all Business Employees are employed at-will and no Business Employees are subject to any contract with the Company; (xiii) there is no policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of any Business Employee or Contingent Worker.

(c)                                  Except as set forth on Schedule 2.22(c) attached hereto, the Company has not experienced a “plant closing,” “business closing,” or “mass layoff” as defined in the WARN Act or any similar state, local or foreign law or regulation affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company, and, during the ninety (90)-day period preceding the date hereof, no Business Employee has suffered an “employment loss,” with respect to the Company as defined in the WARN Act.  Schedule 2.22(c) sets forth for each Business Employee who has suffered such an “employment loss” during the ninety (90)-day period preceding the date hereof (i) the name of such employee (ii) the date of hire of such employee, (iii) such employee’s regularly scheduled hours over the six (6) month period prior to such “employment loss,” and (iv) such employee’s last job title(s), location, assignment(s) and department(s).

(d)                                 The Company is not subject to any affirmative action obligations under any law, including without limitation, Executive Order 11246, and is not a government contractor for purposes of any law with respect to the terms and conditions of employment, including without limitation, the Service Contracts Act or prevailing wage laws.  To the extent that any Contingent Workers are employed, the Company has properly classified and treated them in accordance with applicable laws and for purposes of all employee benefit plans and perquisites.

2.23                           Customers, Distributors and Suppliers.  Schedule 2.23 attached hereto sets forth a true and complete list of all customers, representatives, dealers or distributors (whether pursuant to a commission, royalty or other arrangement) who accounted for $25,000 or more of the sales of the Company for the twelve (12) months ended December 31, 2004, showing with respect to each, the name, address and dollar value involved (collectively, the “Customers and Distributors”).  Schedule 2.23 attached hereto also sets forth a true and complete list of all suppliers of the Company to whom during the twelve (12) months ended December 31, 2004 the Company made payments aggregating $25,000 or more, showing with respect to each, the name, address and dollar value involved (the “Suppliers”).  The relationships of the Company with the Customers, Distributors and Suppliers are good commercial working relationships and, to the knowledge of the Company, neither the announcement nor the consummation of the transactions contemplated by this Agreement will adversely affect any of such relationships.  Except as set forth on Schedule 2.23, no Customer, Distributor or Supplier has canceled, materially modified or otherwise terminated its relationship with the Company, or has during the last twelve (12) months decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor has any Customer, Distributor or Supplier communicated in writing or otherwise made known to the Company its plan or intention to do any of the foregoing.  The Company is not a party to any oral or written agreement or arrangement with any customer, supplier or distributor related to the offering of discounts, extended warranties, service contracts, bundling of any Products, rights of return or any other similar agreements or arrangements.

2.24                           Bank Accounts.  Schedule 2.24 attached hereto sets forth the names and locations of all banks and other financial institutions at which the Company maintains accounts or safe deposit boxes of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

2.25                           Government Contracts.  The Company has no contracts or arrangements with a Governmental Authority.  The Company has not been, nor, to the knowledge of the Company, as a result of the consummation of the transactions contemplated by this Agreement will any such entity be, suspended or debarred from bidding on contracts or subcontracts for any Governmental Authority, nor, to the knowledge of the Company, has such suspension or debarment been threatened or action for suspension or debarment been commenced.  To its knowledge, as of the date of this Agreement the Company has not been and is not now being audited or investigated by the United States Government Accounting Office, the Office of Federal Contract Compliance Programs of the United States Department of Labor, the United States Department of Justice, the Inspector General of any agency of the United States Government, or any prime contractor, nor, to the knowledge of the Company, has such audit or investigation been threatened.  To the knowledge of the Company, there is no valid basis for the Company to be suspended, debarred or otherwise prohibited from bidding on contracts or subcontracts for any Governmental Authority or for a claim pursuant to an audit or investigation by the United States Government Accounting Office, the Office of Federal Contract Compliance Programs of the United States Department of Labor, the United States Department of Justice, the Inspector General of any agency of the United States Government.  The Company has not had a contract or subcontract terminated for default nor has it been determined to be nonresponsible by any Governmental Authority, and there are no facts existing which would be reasonably likely to result in any such action.  The Company has not ever had any outstanding agreements, contracts or commitments which required it to obtain or maintain a government security clearance.

2.26                           Books and Records.

(a)                            The books of account and other financial records of the Company are true, complete and correct in all material respects, have been and are being maintained in all material respects in accordance with good business practices, GAAP and any other applicable legal and accounting requirements.

(b)                           The minute books and other records of corporate action of the Company have been made available to Buyer and (i) on the date of this Agreement, contained in all material respects accurate records of all meetings held before the date of this Agreement; and (ii) on the Closing Date, will contain in all material respects accurate records of all meetings held prior to the Closing Date, and, in each case, accurately reflect and will accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the boards of directors taken before such respective dates.

(c)                            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.27                           Ownership of Buyer Common Stock; Affiliates and Associates.  As of the date hereof, the Company does not beneficially own, directly or indirectly, and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of Buyer.

2.28                           Certain Business Practices.  To the knowledge of the Company, no director, officer, agent or employee of the Company, has, directly or indirectly, on behalf of the Company (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of the Company, which the Company knew or had reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

2.29                           Powers of Attorney.  Except as is otherwise contemplated herein, the Company does not have any outstanding power of attorney with respect to any interest in the Company.

2.30                           Non-Foreign Status.  The Company is not a “foreign person” within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2, and no interest in the Company is a “United States real property interest” within the meaning of Section 897 of the Code.

2.31                           Vote Required.  The affirmative vote of the holders of (i) a majority of the total number of shares of Company Capital Stock, voting together as a single class (and not as individual classes or series) on an as-converted basis (in accordance with the Company Charter), (ii) two-thirds of the shares of outstanding Series A Preferred Stock outstanding (voting as a separate series), (iii) a majority of the shares of outstanding Company Series B Preferred Stock outstanding (voting as a separate series) and (iv) holders of Company Bridge Notes representing more than fifty percent (50%) of the outstanding and unpaid principal amount owing under all Company Bridge Notes then outstanding (soley with respect to approval of the Note Agreement Amendment), in each case, on the record date for the meeting or taking of action by written consent, as applicable, of the Company Stockholders is the only vote of the holders of any class or series of Company Capital Stock necessary to approve, adopt and consummate this Agreement, the Merger and the other Transactions; provided, that (v) no vote of the shares of the Company Series D Preferred Stock holders (voting as a separate class) is necessary due to the fact that this Agreement, the Merger and the other Transactions has been approved by a majority of the Company’s Board of Directors, including the vote or consent of all of the directors designated by the shareholders of Series D Preferred Stock pursuant to that certain Investors’ Rights Agreement dated March 20, 2003, and (vi) no vote of the Company Series C Preferred Stock holders (voting as a separate class) is required to approve, adopt and consummate this Agreement, the Merger and the other Transactions ((i)-(iv), collectively, the “Required Vote”).  Approval of this Agreement and the Merger by the Company Stockholders without a meeting thereof requires action by written consent of the holders of sufficient shares to achieve the Required Vote.  Assuming the Letter Agreement Stockholders comply with their obligations under the Letter Agreements, the vote (whether at the stockholders’ meeting or pursuant to an action by written consent in lieu thereof) of additional Company Stockholders (whether at the stockholders’ meeting or pursuant to an action by written consent in lieu thereof) will not be required to approve and adopt this Agreement and the Merger.

2.32                           Opinion of Financial Advisor.  The Board of Directors of the Company has received the written opinion from Seven Hills Partners LLC, as of the date of such opinion, to the effect that, based on, and subject to the assumptions and qualifications set forth in such opinion, the Merger Consideration to be paid by Buyer for the Company is fair from a financial point of view.

2.33                           Company Bridge Notes.  The Company had the full right, power and authority to enter into the Company Bridge Notes (which for purposes of this Section 2.33 shall be interpreted both as such Company Bridge Notes exist as of the date of this Agreement and also be deemed to include, and give effect to, the Note Amendment Agreement) and each agreement, document and instrument to be executed and delivered by it pursuant thereto.  The execution, delivery and performance by the Company of the Company Bridge Notes and its obligations under the Company Bridge Notes have been duly authorized by all necessary action of the Company, and no other action on the part of the Company is required in connection with such due authorization. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held (or, with respect to the original issuance of the Company Bridge Notes, pursuant to unanimous written consent), by the unanimous vote of all directors approved the Company Bridge Notes in accordance with the applicable provisions of the DGCL, including without limitation Section 144 of the DGCL. The Company Bridge Notes and each agreement, document and instrument to be executed and delivered by the Company pursuant and as contemplated by the Company Bridge Notes, constitutes valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance by the Company of the Company Bridge Notes, and each such other agreement, document and instrument contemplated by this Company Bridge Notes: (i) did not, do not and will not violate any provision of the charter or bylaws of the Company, as was in effect at the time of such execution, delivery or performance or as amended to date; (ii) did not, do not and will not violate, contravene, conflict with or breach any laws (including any constitution, statute, regulation or rule) of the United States or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (iii) did not, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent or notice under, cause a termination or modification under, or give rise to a right of termination or modification of any Contract, or any Liens on any of the assets of the Company, or any Person’s interest in the Company.  Assuming consummation of the Transactions (including the effectiveness of the Note Amendment Agreement and, thereafter, the effectiveness of the Merger) on February 28, 2005, the holders of the Company Bridge Notes will be entitled to receive $8,982,144.29 in Value in the form of Buyer Common Stock, delivery of which shall fully satisfy the obligations of the Company and the Surviving Company with respect to the Company Bridge Notes

2.34                           Disclosure.  The representations and warranties contained in this Agreement and the statements in the certificates and schedules delivered by the Company pursuant to this Agreement do not contain any untrue statement of a material fact with respect to the Company or its business, and do not omit to state a material fact with respect to the Company or its business required to be stated therein or necessary in order to make such representations and warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 3.                                COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with Buyer and Merger Co. as follows:

3.1                                 Cooperation.  From the date hereof and prior to the Closing, the Company will use its reasonable efforts, and will cooperate with Buyer in all material respects, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (including any consents required under or in connection with any Material Contract) as shall be required in order to effectuate the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof, including without limitation directing its independent accounting firm to provide to Buyer all financial statements required to be included in any registration statement (or any amendment thereto) filed by Buyer under the Securities Act prior to the Closing, as well as directing it to provide its consent to the inclusion of any audit report provided by it thereon in such registration statement (or any amendment thereto), waivers, permits, consents, approvals or other authorizations from Governmental Authorities, and to effect all registrations, filings and notices with or to Governmental Authorities, as may be required to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement (collectively, “Governmental Filings and Consents”).

3.2                                 Conduct of Business.  Except as set forth on Schedule 3.2 or may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof and prior to the Closing, the Company will:  (a) operate only in the Ordinary Course of Business; (b) use commercially reasonable efforts to preserve intact its business organization; (c) continue in full force and effect all of its existing insurance policies (or comparable insurance); (d) use its reasonable efforts to preserve its relationships and agreements with its distributors, suppliers and customers, licensors and licensees and others having business dealings with it in a manner consistent with past practices.  Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof through the Closing, the Company shall not:

(i)                                             borrow any funds or otherwise incur, whether directly or by way of guaranty or otherwise, any indebtedness for borrowed money;

(ii)                                          acquire, sell, lease, exchange, license or otherwise dispose of any of its properties or material assets (including, but not limited to, rights with respect to Intellectual Property Assets and the Leased Real Property and the Leases), whether by asset acquisition or otherwise, except for sales of finished inventory in the ordinary course of business and consistent with past practice;

(iii)                                       create, or permit to be created, any Lien upon any of its properties or assets, except Permitted Liens;

(iv)                                      make any change in, or any commitment to change, the compensation, benefits or other payments payable or provided to, or to become payable to, any officer, director, employee, shareholder, independent contractors or agent;

(v)                                         alter the manner of keeping its books, accounts or records or change any of the accounting practices, principles, periods or methods used by it;

(vi)                                      create or modify or increase any benefits under any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plan, arrangement or practice or any other Employee Program, whether formal or informal, or pay any benefit not required under any such plan, arrangement or practice as in effect on the date hereof;

(vii)                                   change the terms of any of accounts receivable other than in the Ordinary Course of Business;

(viii)                                declare or pay any dividends in cash, securities or other property, make any other distribution with respect to its capital stock or acquire, directly or indirectly, by redemption or otherwise, any of its capital stock;

(ix)                                        authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities other than upon the exercise of stock options granted prior to the date of this Agreement (including indebtedness having the right to vote) or Common Stock Equivalents;

(x)                                           make any other payment (however characterized) to a Related Party;

(xi)                                        be party to any merger, consolidation or other business combination;

(xii)                                     organize any new subsidiary or acquire any capital stock of any person or any equity or ownership interest in any business;

(xiii)                                  prepay any obligation having a maturity of more than 90 days from the date it was issued and incurred;

(xiv)                                 license, assign or otherwise transfer to any Person or entity or otherwise extend, amend or modify in any material respect any rights to any Company Intellectual Property Assets or fail to maintain or enforce any Company Intellectual Property Assets;

(xv)                                    terminate the employment of any officer of the Company;

(xvi)                                 discourage customers, employees, suppliers, lessors, and other associates of the Company from maintaining the materially same business relationships with the Company after the date of this Agreement as were maintained prior to the date of this Agreement;

(xvii)                              enter into or modify any employment agreement or similar commitment;

(xviii)                           enter into or modify, or engage in any negotiations with respect to, any collective bargaining, union agreement or similar commitment;

(xix)                                   make or commit to any capital expenditure or acquire any property or assets (other than raw materials, parts and components purchased in the ordinary course of business consistent with past practice) which, individually or in the aggregate, exceed $50,000;

(xx)                                      enter into any agreement or commitment having a term in excess of one year;

(xxi)                                   enter into any agreement or commitment that restricts the Company from carrying on its business anywhere in the world;

(xxii)                                pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

(xxiii)                             make or incur any obligation to make a change to the Company’s Organizational Documents or securities;

(xxiv)                            settle any material litigation without Buyer’s written consent (which shall not be unreasonably withheld or delayed);

(xxv)                               enter into an order for relief under the Bankruptcy Code or commit any act of bankruptcy, file a proceeding for the appointment of a receiver for the Company, make an assignment for the benefit of the Company’s creditors, or file any proceeding with respect to the Company under any state insolvency law;

(xxvi)                            adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(xxvii)                         take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (y) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (z) any of the conditions to the Closing set forth in Section 6.1 not being satisfied.

(xxviii)                      make any changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to purchasing, marketing, selling and pricing other than in the Ordinary Course of Business consistent with past practice;

(xxix)                              merge with, enter into a consolidation with or acquire an interest in any person or entity or acquire a substantial portion of the assets or business of any person or entity or any division or line of business thereof, or otherwise acquire any assets other than in the Ordinary Course of Business;

(xxx)                                 take any action or fail to take any action that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(xxxi)                              cancel any debts or waive any claims or rights of substantial value other than forgiveness of indebtedness of employees to the extent disclosed on Schedule 1C.1(g);

(xxxii)                           enter into any contract or agreement that would constitute a Material Contract;

(xxxiii)                        amend or modify any Material Contract or waive, delay the exercise of, release or assign any right or claim under, any Material Contract;

(xxxiv)                       make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax; or

(xxxv)                          agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

Notwithstanding the foregoing, the Company shall be permitted, prior to February 15, 2005, to enter into one distribution agreement with respect to its Products for the non-point-of-care market.

3.3                                 Access.  From the date hereof and through the Closing, the Company shall (a) provide Buyer and its representatives with such information as Buyer or its representatives may from time to time reasonably request with respect to the Company and the transactions contemplated by this Agreement, (b) provide Buyer and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company as Buyer or its representatives may from time to time reasonably request and (c) permit Buyer and its representatives to discuss the business of the Company with their respective officers and, with the prior consent of the Company (which consent will not be unreasonably withheld), their respective employees, distributors and suppliers.

3.4                                 No Solicitation.

(a)                                  From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 7, the Company will not, nor will it authorize or permit any of its respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) subject to Section 3.9(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that between the date hereof and the time at which this Agreement is approved by the Required Vote, this Section 3.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither the Company nor any representative of the Company shall have violated any of the restrictions set forth in this Section 3.4, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Board of Director’s fiduciary obligations to the Company’s stockholders under applicable law, (3) (x) at least five days (or such lesser time as exists between the date of this Agreement and the receipt of the Required Vote) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, the Company gives Buyer written notice of the identity of such person or group and of the Company’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company (which agreement shall in no event be more limited in scope than the Confidentiality Agreement), and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by the Company to Buyer).  The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 3.4 by the Company.  In addition to the foregoing, the Company shall provide Buyer with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of the Company’s Board of Directors of any meeting of the Company’s Board of Directors at which the Company’s Board of Directors is reasonably expected to consider a Superior Offer.

For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by Buyer) relating to any Acquisition Transaction.  For the purposes of this Agreement, “Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving any of the following: (i) any merger, consolidation, business combination or other similar transaction involving the Company; (ii) any sale, lease, exchange, license, transfer or other disposition of all or any significant portion of the assets of the Company; (iii) except for obligations existing as of the date of this Agreement and disclosed on Schedule B, any issuance, sale, exchange, transfer or other disposition of any shares of capital stock of the Company or any other equity interest in the Company; (iv) any sale, exchange, transfer or other disposition by Shareholder of any interest in the Company or (v) any debt or equity investment transaction involving the Company or successor thereof.  Notwithstanding the foregoing, through February 15, 2005, the Company shall be permitted to conduct due diligence activities (and solely due diligence activities) with third parties who are primarily engaged in equity investment financing; provided, however, the Company shall nonetheless be prohibited from encouraging, soliciting, initiating or participating, whether directly or indirectly, in discussions or negotiations or entering into any agreement pertaining to such potential equity financing prior to February 15, 2005 and; provided, further, that no such equity financing can result in a change of control of the Company.

(b)                                 In addition to the obligations of the Company set forth in paragraph (a) of this Section 3.4, the Company as promptly as practicable shall advise Buyer orally and in writing of any request received by the Company for non-public information which the Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the person or group making any such request or Acquisition Proposal. The Company will keep Buyer informed in all material respects of the status and details (including material amendments or proposed amendments) of any request or Acquisition Proposal.

3.5                                 Confidentiality.  Except to the extent necessary to comply with applicable law, the Company confirms that through the Closing it remains bound by the Confidential Disclosure Agreement dated December 6, 2004 (the “Confidentiality Agreement”).

3.6                                 Tax Matters.

(a)                                  Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company that are filed after the Closing Date.  Buyer shall permit the Letter Agreement Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing, and Buyer will make any changes to such Tax Returns reasonably requested by such Letter Agreement Shareholders to the extent consistent with prior practice of the Company.  The Letter Agreement Shareholders shall cooperate fully, as and to the extent reasonably requested by Buyer, in connection with the filing of any Tax Returns pursuant to this Section 3.6(a) and any audit, litigation or other proceeding with respect to Taxes of the Company for all taxable periods ending on or before the Closing Date and all stub periods, and the provisions of Section 8.5 of this Agreement shall apply with respect to any claims for Taxes resulting from any such audit, litigation or other proceeding.

(b)                                 The Letter Agreement Shareholders agree, upon request (i) to use their commercially reasonable efforts to obtain any certificate or other document from any

Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Company (including, but not limited to, with respect to the transactions contemplated hereby), and (ii) to provide Buyer with all information that Buyer or the Company may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder.

(c)                                  All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

3.7                                 Notice of Default.  Prior to the Closing, promptly upon the Company becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company prior to the date hereof, of any of the representations, warranties or covenants of the Company contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company shall give reasonably detailed written notice thereof to Buyer and, upon notice thereof, shall use its commercially reasonable efforts to prevent or promptly remedy the same.  Notwithstanding compliance with the foregoing, no such notification shall affect or be deemed to modify any representation or warranty made by the Company.

3.8                                 Employee Programs.  Between the date of this Agreement and the Closing, the Company will not maintain any Employee Program other than the Employee Programs listed on Schedule 2.20 hereto.

3.9                                 Stockholders Consent.

(a)                                  The Company, acting through the Company Board, immediately following the execution of this Agreement by the Company, shall request, in accordance with applicable law, that following the execution of this Agreement the Company’s stockholders approve this Agreement by written consent, as permitted by the Company Organizational Documents (the “Written Consent”) and take all actions reasonably necessary to approve the performance of the Company’s obligations hereunder, including, without limitation, the Merger and the Transactions.  The Company shall use its best efforts to obtain Written Consents satisfactory to achieve the Required Vote (together with executed Letter Agreements (as defined below) from the applicable Letter Agreement Shareholders) no later than 11:59 p.m. MST as of the date hereof and, furthermore, will use its reasonable best efforts to obtain Written Consents from all other holders of Company Capital Stock prior to the Closing and to satisfy the condition to Closing in Section 6.1(l).  In addition, the Company shall not accept any such Written Consents prior to obtaining from each of the Letter Agreement Shareholders, and delivering to Buyer, a letter agreement in the form set forth as Exhibit C hereto (the “Letter Agreement”), which representation letter sets forth such stockholders status as an “accredited investor” within the meaning of the Securities Act.  In addition, the Company shall send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all the Company Stockholders who did not execute such Written Consent informing them that this Agreement and the Merger were adopted and approved by the Company Stockholders and that appraisal rights are available for their shares of Company Capital Stock pursuant to Section 262 of the DGCL (which notice shall include a copy of such Section 262), and shall promptly inform Buyer of the date on which such notice was sent.  The Company, Buyer and Merger Co. shall assist and cooperate in the preparation of such written notice and accompanying materials, which shall include a description of the Transactions, a summary of the terms relating to the indemnification obligations of the shareholders of the Company, the escrow arrangements and the authority of the Indemnification Representative, and a statement that the adoption of this Agreement by the Company Stockholders constituted approval of such terms.  Buyer shall have the right to review and reasonably approve such disclosure information and the Company shall consider in good faith all comments made by Buyer.  The Company’s obligation to obtain Written Consents in accordance with this Section 3.9(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal.

(b)                                 Subject to Section 3.9(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger in connection with obtaining the Written Consents; (ii) any Written Notices sent to the Company Stockholders in accordance with this Section 3.9 shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company’s Stockholders vote in favor of and adopt and approve this Agreement and the Merger; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the unanimous recommendation of the Board of Directors of the Company that the Company Stockholders vote in favor of and adopt and approve this Agreement and the Merger.  For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Buyer if said recommendation shall no longer be unanimous.

(c)                                  Nothing in this Agreement shall prevent the Board of Directors of the Company, prior to the time the Required Vote is obtained, from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 3.4, and (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the Board of Directors of the Company’s fiduciary obligations to the Company’s stockholders under applicable law; provided, however, that prior to taking any such action the Company shall have given Buyer at least 72 hours notice thereof and the opportunity to meet with the Company and its counsel.  Nothing contained in this Section 3.9(c) shall limit the Company’s obligation to obtain Written Consents (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than a majority of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of a majority of the fair market value of the Company’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of a majority of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of the Company determines, in its reasonable judgment (based on written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company Stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Company’s Board of Directors to be obtained by such third party on a timely basis.  This Section 3.9(c) shall terminate and be of no further force or effect following the receipt of the Required Vote.

3.10                           Restricted Securities

(a)                                  The Buyer Shares received in the Merger (collectively, the “Restricted Securities”) shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a “Transfer”) except upon the conditions specified in this Section 3.10, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b)                                 Each certificate representing Restricted Securities issued to a holder of such certificate and each certificate for such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3.10 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 15, 2005 AMONG INVERNESS MEDICAL INNOVATIONS, INC., INCLINE SUB CORPORATION AND ISCHEMIA TECHNOLOGIES, INC.”

(c)                                  Prior to any Transfer of Restricted Securities, the holder thereof shall give written notice to Buyer of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.10.  Each such notice shall describe the manner and circumstances of the proposed Transfer and, if not being made pursuant to an effective registration statement under the Securities Act, shall be accompanied by the written opinion, addressed to Buyer, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to Buyer) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or “Blue Sky” laws of any relevant state of the United States.  The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Buyer. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 3.10(b) unless (x) in the opinion of counsel of Buyer registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Buyer shall have waived the requirement of such legends. No holder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Buyer).

(d)                                 Notwithstanding the foregoing provisions of this Section 3.10, the restrictions imposed by this Section 3.10 upon the transferability of Restricted Securities shall not apply (i) during any period when any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 3.10(c) and, pursuant to Section 3.10, the securities so transferred are not required to bear the legend set forth in Section 3.10(b), (ii) during any period when the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144 of the Securities Act, or (iii) during any period when Buyer is in material non-compliance with the registration provisions of Section 3.13, with respect to any Transfer of such Restricted Securities (A) by a holder which is a partnership to its partners or retired partners in accordance with partnership interests, (B) by a holder which is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) by a holder to the holder’s family member, estate, trust or other entity for the benefit of an individual holder or such holder’s family member or (D) by a holder to such holder’s affiliate (provided that any new holder of transferred Restricted Securities in accordance with clauses (iii) (A-D) shall agree to be bound by the restrictions of this Section 3.10).  Whenever the restrictions imposed by this Section 3.10 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Buyer, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.10(b) and not containing any other reference to the restrictions imposed by this Section 3.10.  Buyer, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by a holder but not as to certificates for such shares of Buyer Common Stock as to which the legend set forth in paragraph (b) of this Section 3.10 is no longer required because one or more of the conditions set forth in Section 3.10(d) shall have been satisfied.

3.11                           Releases.  The Company shall prior to the Closing obtain, at no cost to Buyer, Merger Co. or the Company (other than reasonable administrative costs to the extent included on Schedule 1C.1(g) or amounts to be paid as Merger Consideration), releases, in the form of Exhibit D (Release of Capital Stock Equivalent Holders), from each person or entity set forth on Schedule 3.11 hereto.  Without limiting the foregoing, the Company shall take all actions necessary to cause the Surviving Corporation, immediately after the Effective Time, to be wholly-owned by Buyer and to be absent of any option, warrant, right or other agreement, security or instrument exercisable for, or convertible into, shares of capital stock of the Company or the Surviving Corporation except as may exist immediately prior to the Effective Time with respect to Merger Co. or as otherwise created by Buyer.

3.12                           Net Operating Losses.  Without limiting the other obligations set forth in this Agreement, the Company shall, and shall use commercially reasonable efforts to cause its employees, agents, advisors, and accountants to, cooperate with Buyer and its advisors and accountants in connection with their review of the Company’s net operating losses (including current and carryforwards), including without limitation, making such documents, records, persons, and other materials accessible to such independent accountants as promptly as possible to enable them to complete such review as promptly as practicable after the date hereof.  The fees and expenses of Buyer’s advisors and accountants shall be borne by Buyer.

3.13                           Registration Rights.  (a)  After the Closing Date, subject to the terms and conditions of this Section 3.13, Buyer shall use commercially reasonable efforts as described in this Section to qualify and remain qualified to register for resale the Buyer Common Stock issued as Merger Consideration and the Buyer Common Stock issued to holders of the Company Bridge Notes on behalf of the holders thereof (the “Selling Shareholders”) on a registration statement on Form S-3 (or any successor form) under the Securities Act (together with any other form that Buyer may be register to use in order to require the Buyer Common Stock in the event a Form S-3 registration statement is not then available to the Buyer, the “Registration Statement”).  Buyer shall cause the Registration Statement to be filed with the SEC as soon as reasonably practicable after the Closing Date, but in any event within forty five (45) days after the Closing Date, and shall use reasonable best efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof, but in any event within one hundred twenty (120) days after the Closing Date.  Upon receipt of any notice (a “Suspension Notice”) from Buyer of the happening of any event which makes any statement made or incorporated in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus (or the information incorporated therein) so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, each holder of Buyer Common Stock registered under such Registration Statement shall forthwith discontinue disposition of Buyer Common Stock pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the “Advice”) by Buyer that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.  In the event that Buyer shall give any Suspension Notice, Buyer shall use reasonable best efforts to render the Advice and end the suspension period as promptly as possible.  Notwithstanding the foregoing, in no event shall the aggregate number of days in which a Suspension Notice or Suspension Notices are in effect exceed an aggregate of ninety (90) days in any twelve (12) month period.  Buyer shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective and in compliance with applicable laws until the earlier of (i) the second anniversary of the Closing Date, (ii) such time as all Buyer Common Stock has been sold pursuant to the Registration Statement, or (iii) the date on which each Selling Shareholder may sell all of the Buyer Common Stock held by it under Rule 144 of the Securities Act during any 90 day period without volume limitations.

(b)                                 To the extent permitted by law, Buyer will indemnify and hold harmless each Selling Shareholder, the partners, officers and directors of each Selling Shareholder, and each person, if any, who controls such Holder within the meaning of the Securities Act (a “Selling Shareholder Affiliate”), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, or other applicable federal or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by Buyer: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Buyer of the Securities Act, or any applicable federal or state securities law or any rule or regulation promulgated under the Securities Act, or any applicable federal or state securities law in connection with the offering covered by such registration statement; and Buyer will pay as incurred to each such Selling Shareholder or Selling Shareholder Affiliate any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the agreement to indemnify contained in this Section 3.13(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld, nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Shareholder.

(c)                                  Each Selling Shareholder agrees to indemnify and hold harmless Buyer (and each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of Buyer who signs the Registration Statement and each director of Buyer) any other stockholder selling shares of Buyer Common Stock in such Registration Statement and any controlling person of any such other stockholder, from and against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Violation, in each case to the extent that such Violation occurs in reliance upon and conformity with written information furnished by such Selling Shareholder expressly for use in connection with such Registration Statement, and each Selling Shareholder will pay, as incurred, any reasonable legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Section 3.13(c) in connection with investigating, defending or preparing to defend any action, proceeding or claim relating to such Violation; provided, however, that the agreement to indemnify contained in this Section 3.13(c) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Selling Shareholder (which consent shall not be unreasonably withheld); and provided further that, in no event shall any indemnity under this Section 3.13(c) exceed the net proceeds from the sale of shares of Buyer Common Stock sold under such Registration Statement received by such Selling Shareholder, except in the case of willful fraud by such Selling Shareholder.

(d)                                 If the indemnification provided for in Section 3.13(b) or 3.13(c) from the indemnifying person is held by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(e)                                  Buyer shall comply with the requirements of AMEX for listing the Buyer Shares on AMEX prior to or concurrent with the effectiveness of the Registration Statement.

(f)                                    The obligations of Buyer and the Selling Shareholders under this Section 3.13 shall survive the completion of any offering of Buyer Common Stock in a Registration Statement under this Section 3.13 and otherwise.

(g)                                 It shall be a condition precedent to the obligations of Buyer to take any action pursuant to Section 3.13 with respect to any specific Selling Shareholder that: (i) such Selling Shareholder shall furnish to Buyer such information as is required to be included with respect to a Selling Shareholder in a registration statement including information regarding themselves, the Buyer Common Stock held by them and the intended method of disposition of such securities, which information may be requested pursuant to a selling shareholder questionnaire prepared for such purpose; (ii) such Selling Shareholder will execute and deliver to Buyer a Selling Shareholder Registration Rights Agreement in the form set forth as Exhibit E hereto, (iii) each such Selling Shareholder will be required to agree to provide Buyer with written notice when all Buyer Common Stock held by such Selling Shareholder has been sold, transferred or otherwise disposed of by such Selling Shareholder; and (iv) each such Selling Shareholder who has not previously delivered a release of claims against the Company shall be required to execute and deliver a release of claims against the Company in the form attached as Exhibit D hereto (Release of Capital Stock Equivalent Holders).

3.14                           Company Stock Option Plans; 401(k) Plan.  Promptly after the execution of this Agreement, the Company shall take such action as necessary, if any, to terminate all outstanding options granted under the Company Plan, including, but not limited to, provision of notice to each optionee that his or her option will not be assumed or substituted in the Merger, that each Plan option shall become fully vested and remain exercisable for a period set forth in such notice and that the option shall terminate immediately prior to the Closing if not exercised during such  period.  The Company covenants that such action shall result in the termination on or before the Closing Date of all options granted under Plan and will result in the termination of the Plan.  The Board of Directors of the Company shall terminate the Plan effective as of the Closing Date.  In respect of any options granted by the Company that have not been granted under the Plan, the Company shall take whatever steps are necessary to terminate any such option on or before the Closing Date.  Upon the request of Buyer, the Company (through its board of directors) will take all such action as is necessary to terminate the Company’s 401(k) Plan on a date prior to the Closing.

3.15                           Note Amendment Agreements.  The Company shall use commercially reasonable best efforts to have each holder of Company Bridge Notes execute Note Amendment Agreements in the form attached hereto as Exhibit F.

3.16                           Update of Disclosure Schedules.  From time to time prior to the Effective Time, the Company will promptly supplement or amend Exhibit B and the Disclosure Schedules required by Section 2 in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule which has been rendered inaccurate thereby.  Except for supplements or amendments to Exhibit B, which shall be deemed to update the representations under Section 2.3(b) as of the date of such supplement or amendment for all purposes hereunder, including without limitation for the purpose of determining satisfaction of the conditions set forth in Section 6.1(a) hereof, compliance by the Company with the covenants set forth in Section 3 hereof or any rights to indemnification of any Buyer Indemnified Party pursuant to Section 8.1(b) or 8.1(c), no other supplement or amendment to the Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.1(a) hereof, compliance by the Company with the covenants set forth in Section 3 hereof or any rights to indemnification of any Buyer Indemnified Party pursuant to Section 8.1(b) or 8.1(c).

SECTION 4.                                REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer and Merger Co. hereby make to the Company each of the representations and warranties set forth in this Section 4 and each such representation and warranty shall be true, correct and complete, except as set forth in the corresponding section of the disclosure schedule of Buyer accompanying this Agreement (it being understood and agreed, however, that representations and warranties by or with respect to Merger Co. contained in this Section 4 shall be deemed to have been included in this Section 4 immediately upon the formation of Merger Co. and its becoming a party to this Agreement as contemplated hereby).

4.1                                 Organization.  Each of Buyer and Merger Co. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own or lease their properties and to conduct their business in the manner and in the places where such properties are owned or leased or such business is conducted.

4.2                                 Authority.  Each of Buyer and Merger Co. have all requisite corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby.  The execution, delivery and performance by Buyer and Merger Co. of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and Merger Co., and no other action on the part of Buyer or Merger Co. is required in connection therewith.  This Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Merger Co. pursuant to or as contemplated by this Agreement constitute, or will when executed and delivered by Buyer and Merger Co. constitute, valid and binding obligations of each of Buyer and Merger Co., enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.  The execution, delivery and performance by Buyer and Merger Co. of this Agreement and each such other agreement, document and instrument:

(a)                                  do not and will not violate any provision of the charter or bylaws of Buyer or Merger Co., each as amended to date;

(b)                                 do not and will not violate, contravene, conflict with, or breach any laws, including any constitution, statute, regulation or rule of the United States or any state or other jurisdiction applicable to Buyer or Merger Co. or require Buyer and Merger Co. to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

(c)                                  except as set forth on Schedule 4.2(c), do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent or notice under (other than notices which will be provided prior to Closing or which the failure to give such notice would not reasonably be expected to have a Material Adverse Effect on the assets, liabilities, business, properties, condition (financial or otherwise) or results of operations of Buyer and its subsidiaries, taken as a whole, (a “Buyer Material Adverse Effect”)), cause a termination or material modification under, or give rise to a right of termination or material modification of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Buyer or Merger Co. is a party or by which the property of Buyer or Merger Co. is bound or affected, and which would hinder the consummation of the transactions contemplated by this Agreement

4.3                                 Capitalization; Buyer Common Stock. (a)                          The authorized capital stock of Buyer consists solely of 50,000,000 shares of Buyer Common Stock.  Buyer has sufficiently authorized Buyer Common Stock available for issuance to permit Buyer to consummate the transactions contemplated by the Agreement.

(b)                                 The Buyer Shares (i) will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, (ii) will not, when delivered, be subject to preemptive rights created by statute, Buyer’s constitutive documents or any agreement to which Buyer is a party or by which Buyer is bound, and (iii) will, when delivered, be free of Liens.

4.4                                 Litigation.  There is no litigation, claim, suit, legal or other action or governmental or administrative proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer which could prevent or hinder the consummation of the transactions contemplated by this Agreement.

4.5                                 Securities Matters; Financial Statements.

(a)                                  As of their respective filing dates, (i) the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act, and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent that information contained in any Buyer SEC Document has been revised or superceded by a subsequently filed Buyer SEC Document filed prior to the date hereof.  Except to the extent that information contained in any such report, schedule, form, statement or other document has been revised or superceded by a subsequently filed report, schedule, form, statement or other document filed prior to the date hereof, all required reports, schedules, forms, statements and other documents that Buyer was required to file with the SEC under the Exchange Act after January 1, 2003 have been filed and complied, as of their respective filing dates, in all material respects, with the requirements of the Exchange Act, and none of such reports, schedules, forms, statements or other documents contained, as of their respective filing dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  Since the date of Buyer’s last current or periodic report filed with the SEC there has not occurred any event, development or change that would reasonably be expected to have a Buyer Material Adverse Effect.

(b)                                 The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the “Buyer Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and fairly present the financial condition and the results of operations, changes in stockholders’ equity and cash flow of Buyer and its subsidiaries on a consolidated basis as at the respective dates of and for the periods referred to in the Buyer Financial Statements, all in accordance with United States generally accepted accounting principles consistently applied, except as otherwise noted therein and as otherwise permitted for financial statements filed as part of a Quarterly Report on Form 10-Q and subject, in the case of unaudited statements, to normal year-end adjustments that would not be material in amount or effect.

4.6                                 Finder’s Fees.  Buyer has not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with this Agreement or the transactions contemplated hereby for which the Company may be liable.

SECTION 5.                                COVENANTS OF BUYER.

Buyer and Merger Co. hereby covenant and agree with the Company and the Company Stockholders as follows:

5.1                                 Cooperation by Buyer and Merger Co.  From the date hereof and prior to the Closing, each of Buyer and Merger Co. shall use reasonable efforts, and will cooperate with the Company in all material respects, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to effectuate the transactions contemplated hereby, and shall otherwise use best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

5.2                                 Confidentiality.  Except to the extent necessary to comply with applicable law and the rules and regulations of, any listing agreement with, any stock exchange, Buyer confirms that through the Closing it remains bound by the Confidential Disclosure Agreement dated December 6, 2004.

5.3                                 Merger Co.Prior to the Closing, Buyer shall form Merger Co. as a Delaware corporation and wholly-owned subsidiary of Buyer.  After such formation, and in any event prior to the Closing, Buyer shall cause Merger Co. to execute and deliver a joinder agreement in customary form reasonably agreed to by Buyer and the Company, pursuant to which Merger Co. shall become a party to this Agreement.

SECTION 6.                                CONDITIONS TO CLOSING.

6.1                                 Conditions to Buyer’s Obligations.  The obligations of Buyer and Merger Co. to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) prior to or at the Closing of all of the following conditions precedent:

(a)                                  Representations; Warranties; Covenants.  Each of the representations and warranties of the Company contained in Sections 2 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) both when made and at and as of the Closing, as though made at and as of the Closing (except to the extent expressly made as of a specified date, which shall be true and correct in all materials respects as of such date); and the Company shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

(b)                                 No Material Adverse Change.  There shall have been no material adverse change in the assets, liabilities, business, condition (financial or otherwise), or results of operations of the Company since the date hereof, whether or not in the Ordinary Course of Business.

(c)                                  No Litigation.  No judgment, injunction, order, ruling, charge or decree enjoining or prohibiting any of Buyer, Merger Co., the Company, or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby (including the Merger), shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby (including the Merger) or which, individually or in the aggregate, would reasonably be expected to have an Material Adverse Effect.

(d)                                 Consents.  The Company (i) shall have made all filings with and notifications of Governmental Authorities, regulatory agencies and other entities required to be made by the Company in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the Company’s business by Buyer subsequent to the Closing; and (ii) shall have made the filings and notifications set forth on Schedule 6.1(d); and (iii) shall have received all the consents listed on Schedule 6.1(d) (in forms reasonably satisfactory to Buyer), and delivered copies of such consents to Buyer.

(e)                            Certificate from Officers.  The Company shall have delivered to Buyer a certificate of the Company’s President and Treasurer dated as of the Closing to the effect that the statements set forth in paragraph (a), (b) and (c) above in this Section 6.1 are true and correct.

(f)                                    Resignations.  Buyer shall have received resignations of each director and officer of the Company, such resignations to be effective as of the Closing.

(g)                                 Releases.  (i) Buyer shall have received General Releases executed by each director and officer of the Company and each broker or financial advisor retained by the Company in connection with the transactions contemplated hereby, in the form attached hereto as Exhibit G and each such General Release shall be in full force and effect and (ii) Buyer shall have received General Releases from each person or entity set forth on Schedule 3.11, in the form attached hereto as Exhibit D and each such General Release shall be in full force an effect.

(h)                                 Debt.  As of the Closing, except as and to the extent set forth on Schedule 6.1(h), the Company shall have no indebtedness (inclusive of principal, interest, premium, penalties and other amounts due), including any leases required to be capitalized under GAAP (assuming repayment in full of all such indebtedness as of the Closing) (the “Closing Debt”) and Buyer shall have received reasonably satisfactory confirmation of such repayment.

(i)                                     Opinion of Counsel.  Buyer shall have received from Cooley Godward LLP, counsel to the Company, an opinion as of the Closing Date, in the form attached hereto as Exhibit H.

(j)                                     Escrow Agreement.  The Indemnification Representative and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement and such Escrow Agreement shall be in full force and effect.

(k)                                  Required Vote Obtained.  This Agreement and the Merger shall have received the Required Vote.

(l)                                     Dissenting Shares.  The number of Dissenting Shares shall not exceed the amounts set forth on Schedule 6.1(l);

(m)                               Common Stock Equivalents.  The Plan, all Options of the Company or other awards issued thereunder, all stock options of the Company issued outside of the Plan and all Company Warrants shall have been exercised or otherwise terminated at or prior to the Effective Time and the Company shall have delivered evidence reasonably satisfactory to Buyer (including certificates of officers with respect thereto).

(n)                                 Note Amendment Agreement.  The approval of the Note Amendment Agreements in the form attached hereto as Exhibit F shall have been obtained by the required percentage necessary to cause each Company Bridge Note outstanding to be amended, and each such Note Amendment Agreement remains in full force and effect.

(o)                                 Investors Rights Agreement.  That certain Third Amended and Restated Investors Rights Agreement, dated as of March 20, 2003, by and among the Company and the other signatories thereto, shall have been terminated, and the Company shall have delivered evidence reasonably satisfactory to Buyer of such termination.

(p)                                 Buyer Bank Consent.  Buyer shall have received the consent of its lenders under the terms of Buyer’s Second Amended and Rested Credit Agreement, dated as of September 30, 2004.

(q)                                 Other Deliveries.  The Company (as the case may be) shall have executed (where applicable) and delivered to Buyer (or shall have caused to be executed and delivered to Buyer by the appropriate person) the following:

(i)                                     Copies of votes of the board of directors authorizing the Company’s execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which it is a party;

(ii)                                  a certificate of the Secretary of the Company, certifying that the resolutions of Company and the Company Organizational Documents are in full force and effect and have not been amended or modified, and that the officers of such Persons are those persons named in the certificate; and

(iii)                               certificates issued by the Secretary of State of Delaware and of each state in which the Company does business certifying that the Company is in good standing in such state as of the most recent practicable date.

6.2                                 Conditions to the Company’s Obligations.  The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

(a)                                  Representations; Warranties; Covenants.  Each of the representations and warranties of Buyer and Merger Co. contained in Section 4 shall be true and correct in all material respects both when made and at and as of the Closing, as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer and Merger Co. shall have delivered to the Company Stockholders a certificate of an executive officer of Buyer or Merger Co., as the case may be, dated on the Closing to such effect.

(b)                                 No Material Adverse Change.  There shall have not occurred any change in the assets, liabilities, business, condition (financial or otherwise), or results of operations of Buyer since the date hereof, whether or not in the ordinary course of business of Buyer that would reasonably be expected to have a Buyer Material Adverse Effect.

(c)                                  Required Vote Obtained.  This Agreement and the Merger shall have received the Required Vote.

(d)                                 No Litigation.  No judgment, injunction, order, ruling, charge or decree enjoining or prohibiting any of Buyer, Merger Co, the Company, the Company Stockholders or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby (including the Merger) shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby (including the Merger) or which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect.

(e)                                  Escrow Agreement.  Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement, which shall be in full force and effect.

(f)                                    Opinion of Counsel.  The Company shall have received an opinion from Goodwin Procter LLP, legal counsel to Buyer and Merger Co., in substantially the form of Exhibit I hereto.

(g)                                 Buyer Bank Consent.  Buyer shall have received the consent of its lenders under the terms of Buyer’s Second Amended and Restated Credit Agreement, dated as of September 30, 2004.

(h)                                 Merger Co.  The sole stockholder of Merger Co. shall have adopted this Agreement.

(i)                                     Joinder Agreement.  Merger Co. shall have been formed by Buyer and executed and delivered the joinder agreement referred to in Section 5.3.

(j)                                     Other Deliveries.  Buyer shall have executed and delivered to the Company and the Company Stockholders the following:

(i)                                     copies of votes of the board of directors of each of Buyer and Merger Co. authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which Buyer or Merger Co., as the case may be, is a party;

(ii)                                  a copy of the articles of organization and bylaws of each of Buyer and Merger Co. which, in the case of the articles of organization, is certified as of a recent date by the Secretary of State of the State of Delaware.

(iii)                               certificates issued by the Secretary of State of the State of Delaware certifying that the each of Buyer and Merger Co. is validly existing and in good standing in the State of Delaware as of the most recent practicable date; and

(iv)                              certificates of the Secretary of Buyer and the Secretary of Merger Co., respectively, certifying that the votes, articles of organization and bylaws in paragraphs (i) and (ii) above are in full force and effect and have not been amended or modified, and that the officers of Buyer and Merger Co. are those persons named in the certificate.

SECTION 7.                                TERMINATION PRIOR TO CLOSING

7.1                                 Termination.  This Agreement may be terminated at any time prior to the  Closing:

(a)                                  by the mutual written consent of Buyer and the Company;

(b)                                 by either the Company or Buyer by written notice to the other (provided the terminating party is not otherwise in default or in breach of this Agreement), without liability to the terminating party on account of such termination, if the Closing shall not have occurred on or before April 30, 2005.

(c)                                  by either the Company or Buyer (provided the terminating party is not otherwise in material default or in material breach of this Agreement) by written notice, without liability to the terminating party on account of such termination, if there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein and such breach or default has not been cured within ten (10) days after written notice thereof to such other party or such breach or default cannot be cured and would cause a condition to the terminating party’s obligation to consummate the transactions provided herein to be incapable of being satisfied;

(d)                                 by Buyer by written notice if (i) the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Vote with the Written Consent by 11:59 p.m. MST on the date of this Agreement or (ii) the approval of the Note Amendment Agreement by the required percentage necessary to cause each such Company Bridge Note outstanding to be amended and such Note Amendment Agreement to be effective upon all holders thereof by 11:59 p.m. MST on the date of this Agreement;

(e)                                  by Buyer, upon a breach of the provisions of Section 3.4 of this Agreement;

(f)                                    by Buyer if a Triggering Event (as defined below) shall have occurred.

For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Buyer its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the written notices sent to the Company Stockholders in accordance with Section 3.4 the unanimous recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Buyer requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; or (iv) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Acquisition Proposal.

7.2                                 Effect on Obligations.  All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1 with no additional liability on the part of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives) except for those set forth in Section 9.12; provided, however that the provisions of this Section 7, Section 3.5 (to the extent provided therein), Section 5.2 and Section 9 hereof shall survive any termination of this Agreement; provided, further, nothing shall relieve any party hereto of any liability or damages resulting from any liability for (a) any willful breach of this Agreement, (b) any intentional failure to perform and satisfy in all material respects all of the agreements and covenants to be performed hereunder and under the agreements, documents and instruments contemplated hereby at or prior to the Closing and (c) any intentional failure to perform and satisfy the conditions contained in this Agreement and the other agreements, documents and instruments contemplated hereby; and (d) any party may proceed as further set forth in Section 7.3 below.

7.3                                 Right to Proceed.  Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 6.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.2 hereof have not been satisfied, the Company Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

7.4                                 Survival of Representations, Warranties and Covenants.  Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions (even if the other party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the Indemnification Cut-Off Date, except for the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.7, 4.1, 4.2, 4.3(b) and 4.4, which shall survive (even if the other party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) until the expiration of the applicable statute of limitations, if any (collectively, the “SOL Representations”).  The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration.  All covenants (other than as fully set forth in Section 3.5, 3.6, 3.10, 3.13 and Section 5.2) herein not fully performed shall expire upon the Closing (however, for the avoidance of doubt, any liabilities for the failure to perform any covenant prior to the Closing shall survive the Closing).

SECTION 8.                                INDEMNIFICATION.

8.1                                 Indemnification by the Shareholders.  Subject to Section 8.2 below, Buyer, its subsidiaries and their respective affiliates and their respective officers, directors, employees and agents (individually, a “Buyer Indemnified Party” and collectively, the “Buyer Indemnified Parties”) shall be indemnified and held harmless by the Company Stockholders receiving the Buyer Shares in the Merger (including those holders of Company Bridge Notes receiving Buyer Shares following the Merger pursuant to the provisions of the Note Amendment Agreements) (the “Shareholders”) from and against and in respect of all losses (including diminution in value), liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, Taxes, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against (collectively “Losses” and individually a “Loss”) any Buyer Indemnified Party arising out of, based upon or in connection with:

(a)                                  fraud or an intentional misrepresentation by the Company of any of its representations or warranties in this Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered by the Company under or in connection with this Agreement;

(b)                                 any breach of any representation or warranty made by the Company in this Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered by the Company under or in connection with this Agreement;

(c)                                  any breach of any covenant or agreement made by the Company in this Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered by the Company under or in connection with this Agreement;

(d)                                 any liabilities of any kind of the Company or any claims by third parties, in each case arising from circumstances existing or events occurring prior to the Closing Date (i) not disclosed in this Agreement or any Schedule or other document delivered under this Agreement with sufficient particularity and specificity as to indicate the existence of a liability or (ii) disclosed in Sections 2.14(5) or 2.22(b)(vi)(1) of the Disclosure Schedule, or (iii) which otherwise constitute a breach of any representation, warranty or covenant under this Agreement.

Losses described in or arising under clauses (a) through (d) of this Section 8.1 are collectively referred to as “Buyer Indemnifiable Losses.”

8.2                                 Limitations on Indemnification by Shareholders.

(a)                            Maximum Indemnification.  The obligation of the Shareholders to indemnify Buyer Indemnified Parties in respect of any Buyer Indemnifiable Losses shall be limited solely and exclusively to the Escrow Fund (the “Indemnity Cap”) (other than with respect to Losses described in or arising under Section 8.1(a)).

(b)                                 Shareholder Basket.  No indemnification shall be payable with respect to Buyer Indemnifiable Losses described in or arising under Section 8.1(b) except to the extent the cumulative amount of all Buyer Indemnifiable Losses under Section 8.1(b) exceeds One Hundred Thousand Dollars ($100,000) in the aggregate (the “Shareholder Basket”), whereupon the total amount of such Buyer Indemnifiable Loss (commencing from the first dollar) shall be recoverable in accordance with the terms hereof.

(c)                                  Time Limitation.  No indemnification shall be payable to a Buyer Indemnified Party with respect to any claim relating to Buyer Indemnifiable Losses asserted after the first anniversary of the Closing Date (the “Indemnification Cut-Off Date”); provided that any claim for indemnification as to which notice has been given prior to the Indemnification Cut-Off Date shall survive such expiration until final resolution of such claim.

(d)                                 No Limitation on Certain Claims.  Notwithstanding anything herein to the contrary, Buyer Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar and shall not be subject to the Shareholder’s Basket, or the Indemnity Cap, or any limitation as to time in seeking indemnification with respect to any Losses described in or arising under Section 8.1(a).

8.3                                 Indemnification by Buyer.  Buyer and its successors and permitted assigns agree subsequent to the Closing to indemnify and hold harmless the Shareholders (individually, a “Shareholder Indemnified Party” and collectively, the “Shareholder Indemnified Parties”) from and against and in respect of all Losses arising out of, based upon or in connection with:

(a)                                  fraud or an intentional misrepresentation by Buyer of any of its representations, or warranties in this Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered by Buyer under or in connection with this Agreement;

(b)                                 any breach of any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit, certificate, financial statement, agreement or other instrument delivered by Buyer under or in connection with this Agreement; and

(c)                                  any breach of any covenant or agreement made by Buyer in this Agreement or in any Schedule, Exhibit, certificate, agreement or other instrument delivered by Buyer under or in connection with this Agreement.

Losses described in or arising under clauses (a) through (c) of this Section 8.3 are collectively referred to as “Shareholder Indemnifiable Losses.”

8.4                                 Limitations on Indemnification by Buyer.

(a)                                  Maximum Indemnification.  Buyer’s obligation to indemnify the Shareholder Indemnified Parties in respect of the Shareholder Indemnifiable Losses shall be limited, in the aggregate, to an amount equal to Two Million Four Hundred Thousand Dollars ($2,400,000) (other than with respect to Losses described in or arising under Section 8.3(a)).

(b)                                 Buyer’s Basket.  No indemnification shall be payable with respect to Shareholder Indemnifiable Losses described in or arising under Section 8.3(b) except to the extent the cumulative amount of all such Shareholder Indemnifiable Losses exceeds One Hundred Thousand Dollars ($100,000) in the aggregate (the “Buyer Basket”), whereupon the total amount of such Shareholder Indemnifiable Losses (commencing from the first dollar) shall be recoverable in accordance with the terms hereof.

(c)                                  No Limitation on Certain Claims.  Notwithstanding anything herein to the contrary, Shareholder Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar and shall not be subject to the Buyer Basket or any maximum amount of claims, whether pursuant to this Section 8.4 or otherwise, or any limitation as to time in seeking indemnification with respect to Shareholder Indemnifiable Losses described in or arising under Sections 8.3(a).

(d)                                 Time Limitation.  No indemnification shall be payable to a Shareholder Indemnified Party with respect to any claim asserted after the Indemnification Cut-Off Date provided that any claim for indemnification as to which notice has been given prior to the Indemnification Cut-Off Date shall survive such expiration until final resolution of such claim.

8.5                                 Notice; Defense of Claims.

(a)                                  Notice of Claims.  Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a “Claim Notice”) to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except (i) to the extent that the indemnifying party shall have been materially prejudiced as a result of the failure or delay in giving such Claim Notice and (ii) that no indemnification will be payable to an indemnified party with respect to any claim for which the Claim Notice is given after expiration of the period for which such claim may be made pursuant to Section 8.2(c) or 8.4(d) (as the case may be) of this Agreement.  Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

(b)                                 Third Party Claims.  With respect to third party claims, if within thirty (30) days after receiving the Claim Notice the indemnifying party gives written notice (the “Defense Notice”) to the indemnified party stating that (i) it may be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim or expense that is subject or potentially subject to indemnification.

The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, to settle all identifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties’ obligation to indemnify the indemnified party therefore will be fully satisfied.  The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions.  Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party.

If no Defense Notice is given by the indemnifying party, or if diligent good faith defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such claim, liability or expense.  If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

(c)                                  No Indemnification by or Contribution From Surviving Corporation.  In no event shall the Surviving Corporation, as successor to the Company, have any obligation to indemnify for, contribute to or otherwise share in the obligation to indemnify any Buyer Indemnified Party under this Section 8 or the Escrow Agreement.  Any and all claims made by any Buyer Indemnified Party shall be satisfied from the Escrow Account, and the Surviving Corporation shall have no obligation with respect to such claim to any person including any former holder of any equity interest in the Company.

SECTION 9.                                MISCELLANEOUS.

9.1                                 Law Governing; Consent to Jurisdiction.  This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.  Each of the parties hereby consents to venue in any federal court located in, or the state courts of, the Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court.  The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law and shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions.

9.2                                 Notices.  Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if delivered or sent by facsimile transmission, upon acknowledgment of receipt by the recipient, (b) if sent by a nationally recognized overnight courier, properly addressed with postage prepaid, on the next business day (or Saturday if sent for Saturday delivery) or (c) if sent by registered or certified mail, upon the sooner of receipt or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid.  All notices given to the Shareholder Representative shall constitute notice to each Shareholder.  All notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

If to Buyer, to:

Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453 Attention: General Counsel Facsimile Number: (781) 647-3939

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP Exchange Place Boston, MA 02109 Attention: Scott F. Duggan Facsimile Number: (617) 523-1231

If to the Company:

Ischemia Technologies, Inc. 4600 West 60th Avenue Denver, CO 80003 Attention: Bob Dominici Facsimile Number: (720) 540-0201

With a copy (which shall not constitute notice) to:

Cooley Godward LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 Attention: Brent D. Fassett Facsimile Number: (720) 566-4099

If to the Indemnification Representative:

Robert J. Dominici 2382 Ironwood Place Alamo, CA 94507 Facsimile Number: (925) 743-1874

With a copy (which shall not constitute notice) to:

Cooley Godward LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 Attention: Brent D. Fassett Facsimile Number: (720) 566-4099

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

9.3                                 Entire Agreement; Third Party Beneficiaries.  This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings; provided, however, that the Confidentiality Agreement shall remain in full force and effect and constitutes the entire agreement of the parties with respect to its subject matter.  No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.  Notwithstanding the foregoing, the parties hereto acknowledge that the holders of the Company Bridge Notes with respect to which the conditions of Section 6.1(n) are satisfied at Closing shall be entitled to all the rights and benefits inuring to the stockholders of the Company pursuant to this Agreement, and the Buyer and Surviving Corporation covenant to execute and deliver to such Company Bridge Note holders a document so evidencing simultaneously with the delivery of Buyer Shares to such Company Bridge Note holders, all as contemplated by and consistent with the Note Amendment Agreement.

9.4                                 Assignability.  This Agreement shall be assignable by Buyer to any direct or indirect subsidiary of Buyer although no such assignment shall relieve Buyer of any liabilities or obligations under this Agreement.  Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by the Company without the prior written consent of Buyer in its sole discretion.  This Agreement and the obligations of the parties hereunder (including specifically but without limitation the indemnification obligations of the Shareholders set forth in Section 8) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

9.5                                 Publicity and Disclosures.  None of the Company Stockholders, the Company, Buyer or any of their respective subsidiaries or affiliates shall issue or cause the publication of any press release or other announcement or disclosure (including, without limitation, any such announcement or disclosure to employees or customers of the Company) with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, in the case of a desired press release or announcement by the Company, or of the Company in the case of a desired press release or announcement by Buyer, in any such case which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Buyer or an affiliate may release such disclosures as are required by any applicable law or regulation, including pursuant to applicable requirements of the securities laws or any stock exchange or self-regulatory organization or any listing agreement with the foregoing, in each case so long as at least twenty-four (24) hours prior written notice is provided to the Company and good faith consideration of reasonable comments of the Company is provided with respect to any such disclosure.

9.6                                 Captions and Gender.  The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.  The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

9.7                                 Monetary Amounts.  All references to monetary amounts, unless otherwise specified to the contrary, are expressed in United States dollars.

9.8                                 Certain Definitions.  For purposes of this Agreement and the Schedules and Exhibits hereto, the following terms shall have the respective meanings set forth in this Section 9.8:

(a)

“Acquisition Proposal” has the meaning set forth in Section 3.4(a).

(b)

“Acquisition Transaction” has the meaning set forth in Section 3.4(a).

(c)

“Advice” has the meaning set forth in Section 3.13(a).

(d)

“Affiliate” has the meaning set forth in Section 2.20 (i).

(e)

“Agreement” has the meaning set forth in the Introductory Paragraph.

(f)

“AMEX” has the meaning set forth in Section 1D.1

(g)

“Appraisal Rights Provisions” has the meaning set forth in Section 1C.2.

(h)

“Arbitrator” has the meaning set forth in Section 1C.1(j).

(i)

“Base Balance Sheet” has the meaning set forth in Section 2.6(a).

(j)

“Business” means the business of developing, manufacturing and marketing diagnostic tests for cardiovascular and acute care medicine.

(k)

“Business Employees” has the meaning set forth in Section 2.22(a).

(l)

“Buyer” has the meaning set forth in the Introductory Paragraph.

(m)

“Buyer Basket” has the meaning set forth in Section 8.4(b).

(n)

“Buyer Common Stock” has the meaning set forth in the Recitals.

(o)

“Buyer Financial Statements” has the meaning set forth in Section 4.5(b).

(p)

“Buyer Indemnifiable Losses” has the meaning set forth in Sections 8.1(a) through (d).

(q)

“Buyer Indemnified Party” or “Buyer Indemnified Parties” has the meaning set forth in

Section 8.1.

(r)

“Buyer Material Adverse Effect” has the meaning set forth in Section 4.2(c).

(s)

“Buyer SEC Documents” means Buyer’s Form 10-K/A filed on February 11, 2005, Form 10-Q/A with respect to the period ended March 31, 2004, filed on February 14, 2005, Form 10-Q/A with respect to the period ended June 30, 2004, filed on February 14, 2005, Form 10-Q/A with respect to the period ended September 30, 2004, filed on February 14, 2005 and Form 8-K filings made by it subsequent to March 15, 2004 and on or prior to the Closing Date (except that only Item 4.02 of the Form 8-K filing made on December 2, 2004 is included in this definition) other than its Form 8-K filings made on April 28, 2004, June 7, 2004, July 28, 2004 and October 27, 2004.; provided, however that no Forms 8-K (or items of Forms 8-K) that are “furnished” to the SEC shall be deemed to be Buyer SEC Documents.

(t)

“Buyer Shares” has the meaning set forth in Section 1C.1.

(u)

“Certificate” has the meaning set forth in Section 1C.1.

(v)

“Certificate of Merger” has the meaning set forth in Section 1A.2.

(w)

“Change Notice” has the meaning set forth in Section 1A.6.

(x)

“Claim Notice” has the meaning set forth in Section 8.5(a).

(y)

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988 or any successor statutes.

(z)

“Closing” has the meaning set forth in Section 1A.4.

(aa)

“Closing Date” has the meaning set forth in Section 1A.4.

(bb)

“Closing Debt” has the meaning set forth in Section 6.1(h).

(cc)

“Closing Statement” has the meaning set forth in Section 1C.1(h).

(dd)

“Code” has the meaning set forth in the recitals.

(ee)

“Common Stock Equivalents” has the meaning set forth in Section 2.3(b).

(ff)

“Company” has the meaning set forth in the Introductory Paragraph.

(gg)

“Company Acquisition” has the meaning set forth in Section 9.12.

(hh)

“Company Accruals” has the meaning set forth in Section 1C.1(g).

(ii)

“Company Allocation” has the meaning set forth in Section 1C.1(g).

(jj)

“Company Allocation Shortfall” has the meaning set forth in Section 1C.1(h).

(kk)

“Company Board” has the meaning set forth in the recitals.

(ll)

“Company Bridge Notes” has the meaning set forth in Section 2.3(a).

(mm)

“Company Charter” has the meaning set forth in Section 1C.1(b).

(nn)

“Company Capital Stock” has the meaning set forth in the recitals.

(oo)

“Company Common Stock” has the meaning set forth in the recitals.

(pp)

“Company Convertible Notes” has the meaning set forth in Section 2.3(a).

(qq)

“Company Copyrights” has the meaning set forth in Section 2.10(b)

(rr)

“Company Environmental Permits” has the meaning set forth in Section 2.21(a).

(ss)

“Company Intellectual Property Assets” has the meaning set forth in Section 2.10(a)(i).

(tt)

“Company Marks” has the meaning set forth in Section 2.10(b).

(uu)

“Company Organizational Documents” has the meaning set forth in Section 2.1(a).

(vv)

“Company Participating Preferred Stock” has the meaning set forth in Section 1C.1.

(ww)

“Company Patents” has the meaning set forth in Section 2.10(b).

(xx)

“Company Permits” has the meaning set forth in Section 2.14.

(yy)

“Company Scheduled Obligations” has the meaning set forth in Section 1C.1(g).

(zz)

“Company Series Preferred” has the meaning set forth in the recitals.

(aaa)

“Company Stockholders” has the meaning set forth in the recitals.

(bbb)

“Company Trade Secrets” has the meaning set forth in Section 2.10(c)(viii).

(ccc)

“Company Warrants” has the meaning set forth in Section 2.3.

(ddd)

“Confidentiality Agreement” has the meaning set forth in Section 3.5.

(eee)

“Contingent Workers” has the meaning set forth in Section 2.22(a).

(fff)

“Contract” has the meaning set forth in Section 2.12.

(ggg)

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

(hhh)

“Copyrights” has the meaning set forth in Section 2.10(a)(ii)(C).

(iii)

“Crawley Entities” means those Persons so designated on Schedule 9.8.

(jjj)

“Customers and Distributors” has the meaning set forth in Section 2.23.

(kkk)

“Defense Notice” has the meaning set forth in Section 8.5(b).

(lll)

“DGCL” has the meaning set forth in the recitals.

(mmm)

“Disclosure Schedule” has the meaning set forth in Section 2.

(nnn)

“Dissenting Shares” has the meaning set forth in Section 1C.2.

(ooo)

“Effective Time” has the meaning set forth in Section 1A.2.

(ppp)

“Employee Program” has the meaning set forth in Section 2.20(i).

(qqq)

“Environment” has the meaning set forth in Section 2.21(k)(i).

(rrr)

“Environmental Laws” has the meaning set forth in Section 2.21(k)(ii).

(sss)

“Escrow Agent” has the meaning set forth in set forth in Section 1A.5.

(ttt)

“Escrow Agreement” has the meaning set forth in Section 1A.5.

(uuu)

“Escrowed Severance Shares” has the meaning set forth in Section 1C.1(i).

(vvv)

“Exchange Act” has the meaning set forth in Section 2.12(x).

(www)

“Escrow Fund” has the meaning set forth in the Escrow Agreement.

(xxx)

“Escrow Shares” has the meaning set forth in the Escrow Agreement.

(yyy)

“Exchange Agent” has the meaning set forth in Section 1D.1.

(zzz)

“FDA” means the U.S. Food and Drug Administration.

(aaaa)

“FDC Act” means the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder.

(bbbb)

“Final Company Allocation” has the meaning set forth in Section 1C.1(h).

(cccc)

“Financial Statements” has the meaning set forth in Section 2.6(a).

(dddd)

“Fixed Severance Amounts” has the meaning set forth in Section 1C.1(i).

(eeee)

“Foreign Authority” has the meaning set forth in Section 2.18(a).

(ffff)

“GAAP” means generally accepted accounting principles.

(gggg)

“Governmental Authority” shall mean any federal, state, local, foreign or other governmental or quasi governmental department, commission, board, political subdivision, bureau, agency or instrumentality.

(hhhh)

“Governmental Filings and Consents” has the meaning set forth in Section 3.1.

(iiii)

“Hazardous Material” has the meaning set forth in Section 2.22(k)(iii).

(jjjj)

“Indemnification Cut-Off Date” has the meaning set forth in Section 8.2(c).

(kkkk)

“Indemnification Representative” has the meaning set forth in Section 1C.3.

(llll)

“Indemnity Cap” has the meaning set forth in Section 8.2(a).

(mmmm)

“Indemnity Claim” has the meaning set forth in Section 1C.3(a).

(nnnn)

“Initial Company Allocation” has the meaning set forth in Section 1C.1(g).

(oooo)

“Intellectual Property Assets” has the meaning set forth in Section 2.10(a)(ii).

(pppp)

“Inventory” has the meaning set forth in Section 2.8.

(qqqq)

“IRS” has the meaning set forth in Section 2.20(b).

(rrrr)

“KB Entities” means those Persons so designated on Schedule 9.8.

(ssss)

“Leased Real Property” has the meaning set forth in Section 2.4(b).

(tttt)

“Leases” has the meaning set forth in Section 2.4(b).

(uuuu)

“Letter Agreement” has the meaning set forth in Section 3.9.

(vvvv)

“Last Audited Balance Sheet” means the balance sheet of the Company as of December 31, 2003 as are audited by Ernst & Young, LLP.

(wwww)

“Letter Agreement Stockholders” means the following persons: the KB Entities, the Sequel

Entities, the Roser Entities, the Wolf Entities, the Quest Entities, the Crawley Entities, the White Pines Entities and the Murphree Entities.

(xxxx)

“Liens” has the meaning set forth in Section 2.2(c).

(yyyy)

“Loss or Losses” has the meaning set forth in Section 8.1.

(zzzz)

“Marks” has the meaning set forth in Section 2.10(a).

(aaaaa)

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

(bbbbb)

“Material Contracts” has the meaning set forth in Section 2.12.

(ccccc)

“Merger” has the meaning set forth in the recitals.

(ddddd)

“Merger Consideration” has the meaning set forth in Section 1C.1(g).

(eeeee)

“Merger Co.” has the meaning set forth in the recitals.

(fffff)

“Merger Co. Bylaws” has the meaning set forth in Section 1A.1.

(ggggg)

“Merger Co. Charter” has the meaning set forth Section 1A.1.

(hhhhh)

“Merger Co. Common Stock” has the meaning set forth in Section 1C.1.

(iiiii)

“MIP Plan” has the meaning set forth in Section 2.20(j).

(jjjjj)

“Multiemployer Plan” has the meaning set forth in Section 2.20(i).

(kkkkk)

“Murphree Entities” means those Persons so designated on Schedule 9.8.

(lllll)

“NPL” has the meaning set forth in Section 2.21(e).

(mmmmm)

“Options” has the meaning set forth in Section 1E.

(nnnnn)

“Ordinary Course of Business” means the ordinary course of business consistent with the Company’s past custom and practice (including with respect to quantity and frequency).

(ooooo)

“Patents” has the meaning set forth in Section 2.10(a)(ii)(A).

(ppppp)

“MIP Plan” has the meaning set forth in Section 2.20(j).

(qqqqq)

“PCBs” has the meaning set forth in Section 2.21(d).

(rrrrr)

“Permitted Liens” has the meaning set forth in 2.5(a).

(sssss)

“Person” means an individual, corporation, partnership, association, limited liability company, trust or any unincorporated organization.

(ttttt)

“Personal Property Assets” has the meaning set forth in Section 2.5(b).

(uuuuu)

“Plan” has the meaning set forth in Section 1E.

(vvvvv)

“Products” has the meaning set forth in Section 2.16.

(wwwww)

“Purchase Price Amount” has the meaning set forth in Section 1C.1(g).

(xxxxx)

“Qualified Shares” has the meaning set forth in 3.13(g).

(yyyyy)

“Quest Entities” means those Persons so designated on Schedule 9.8

(zzzzz)

“Registration Statement” has the meaning set forth in Section 3.13(a).

(aaaaaa)

“Reimbursement Shares” has the meaning set forth in the Recitals.

(bbbbbb)

“Related Party” has the meaning set forth in Section 2.19.

(cccccc)

“Released” has the meaning set forth in Section 2.21(k)(iv).

(dddddd)

“Remaining Merger Consideration” has the meaning set forth in Section 1C.1.

(eeeeee)

“Required Vote” has the meaning set forth in Section 2.31.

(ffffff)

“Restricted Securities” has the meaning set forth in Section 3.10(a).

(gggggg)

“Review Period” has the meaning set forth in Section 1C.1(h).

(hhhhhh)

“Roser Entities” means those Persons so designated on Schedule 9.8.

(iiiiii)

“Roser Entities” means those Persons so designated on Schedule 9.8.

(jjjjjj)

“SEC” means the Securities Exchange Commission.

(kkkkkk)

“Securities Act” has the meaning set forth in Section 2.20(g).

(llllll)

“Selling Shareholders” has the meaning set forth in Section 3.13(a).

(mmmmmm)

“Selling Shareholder Affiliate” has the meaning set forth in Section 3.13(b).

(nnnnnn)

“Sequel Entities” means those Persons so designated on Schedule 9.8.

(oooooo)

“Series A Preferred Stock” has the meaning set forth in Section 1C.1.

(pppppp)

“Series B and C Aggregate Liquidation Amount” has the meaning set forth in Section 1C.1.

(qqqqqq)

“Series B Preferred Stock” has the meaning set forth in Section 1C.1.

(rrrrrr)

“Series C Preferred Stock” has the meaning set forth in Section 1C.1.

(ssssss)

“Series D Preferred Stock” has the meaning set forth in Section 1C.1(b).

(tttttt)

“Shareholder Basket” has the meaning set forth in Section 8.2(b).

(uuuuuu)

“Shareholder Indemnifiable Losses” has the meaning set forth in Section 8.3(c).

(vvvvvv)

“Shareholder Indemnified Party” or “Shareholder Indemnified Parties” has the meaning set forth in Section 8.3.

(wwwwww)

“SOL Representations” has the meaning set forth in Section 7.4.

(xxxxxx)

“Subsidiary” means, with respect to the Company, any Person whose issued and outstanding equity interests are owners, directly or indirectly, by the Company.

(yyyyyy)

“Superior Offer” has the meaning set forth in Section 3.9(c).

(zzzzzz)

“Suppliers” has the meaning set forth in Section 2.23.

(aaaaaaa)

“Surviving Corporation Common Stock” has the meaning set forth in Section 1C.1.

(bbbbbbb)

“Surviving Corporation” has the meaning set forth in Section 1A.1.

(ccccccc)

“Suspension Notice” has the meaning set forth in Section 3.13(a).

(ddddddd)

“Tax” and “Taxes” have the meanings set forth in Section 2.7(a).

(eeeeeee)

“Tax Return” has the meaning set forth in Section 2.7(a).

(fffffff)

“Termination Fee” has the meaning set forth in Section 9.12.

(ggggggg)

“Third Party Rights” has the meaning set forth in Section 2.10(c)(iv).

(hhhhhhh)

“Trade Secrets” has the meaning set forth in Section 2.10(a)(ii)(D).

(iiiiiii)

“Transfer” has the meaning set forth in Section 3.10(a).

(jjjjjjj)

“Transactions” has the meaning set forth in the recitals. For purposes of clarity, “Transactions”

include all actions taken in consideration of and in connection with the Note Amendment Agreement.

(kkkkkkk)

“White Pines Entities” means those Persons so designated on Schedule 9.8.

(lllllll)

“Wolf Entities” means those Persons so designated on Schedule 9.8.

(mmmmmmm)

“Written Consent” has the meaning set forth in Section 3.9.

(nnnnnnn)

“Value” has the meaning set forth in Section 1C.1(g).

(ooooooo)

“Violation” has the meaning set forth in Section 3.13(b).

9.9                                 Execution in Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

9.10                           Amendments; Waivers.  This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the parties hereto, or, in the case of a waiver, the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.11                           Dispute Resolution.  Except with respect to injunctive relief, which may be sought in a court of competent jurisdiction, as more specifically set forth below, all disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor.  The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless, to the extent permitted by J.A.M.S./Endispute, Inc. specifically modified herein.

The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which any party files a written demand for arbitration hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert.  The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith, that they will share equally the fees and expenses of J.A.M.S./Endispute, Inc. and that they will each bear their own attorneys’ fees and expenses, except as otherwise provided herein.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable attorneys’ fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This

Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The provisions of this Section shall be enforceable in any court of competent jurisdiction.  The prevailing party in any action for injunctive relief will be entitled to payment of reasonable attorneys’ fees and expenses.

Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby.

9.12                           Fees and Expenses; Company Expenses.

(a)                                  Subject to the adjustments to the Purchase Price pursuant to Section 1C.1(g), each party will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement and the agreements entered into in connection herewith.

(b)                                 Notwithstanding the foregoing, the Company shall pay Buyer the following:

(i)                                     The Company shall pay to Buyer in immediately available funds, within one (1) business day after demand by Buyer, an amount equal to $750,000 (plus all of Buyer’s reasonable, documented out-of-pocket expenses incurred in connection with the negotiation of and performance under this Agreement) (the “Termination Fee”) if this Agreement is terminated by Buyer pursuant to Section 7.1(e) or (f).

(ii)                                  The Company shall pay Buyer in immediately available funds, within one (1) business day after demand by Buyer, an amount equal to the Termination Fee, if this Agreement is terminated by Buyer or the Company, as applicable, pursuant to Sections 7.1(c) or (d) and, if following the date hereof and prior to the termination of this Agreement, a third party has announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated.

(iii)                               Company acknowledges that the agreements contained in this Section 9.12(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 9.12(b) and, in order to obtain such payment, Buyer makes a claim that results in a judgment against the Company for the amounts set forth in this Section 9.12(b), the Company shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.12(b) at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.  Payment of the fees described in this Section 9.12(b) shall not be in lieu of damages incurred in the event of breach of this Agreement, if any.  For the purposes of this Agreement, “Company Acquisition” shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company’s business immediately prior to such sale or (iii) the acquisition by any person or group (other than Inverness or any Company Stockholder) (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

9.13                           Equitable Relief.  The Company and the Company Stockholders acknowledge and agree that the Company’s business is unique and that the damages that may result from the Company Stockholders’ failure to consummate the transactions contemplated by this Agreement and that damages at law would be inadequate for such failure or breach.  Accordingly, the Company and the Company Stockholders acknowledge that Buyer will be entitled to specific performance, an injunction or other appropriate equitable relief in connection with any such failure or breach.  The Company and the Company Stockholders further acknowledge and agree that this Section 9.13 shall not, and shall not be deemed to, limit in any way any other rights or remedies which Buyer may have at law or otherwise due to such failure or breach.

9.14                           Further Assurances.  The Company and the Company Stockholders shall from time to time after the Closing, at the request of Buyer and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to Buyer the Purchased Shares purchased hereunder and all rights thereto, and to fully implement the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BUYER:

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Ron Zwanziger
Name: Ron Zwanziger
Title: Chairman & CEO

COMPANY:

ISCHEMIA TECHNOLOGIES, INC.

By:	/s/ Robert J. Dominici
Name: Robert J. Dominici
Title: President & CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]